The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. NPR and Riken assume no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

(Stock Exchange Code 6461)

June 8, 2023

(Electronic Provision Measures Commencement Date: June 1, 2023)

To Shareholders with Voting Rights:

Teruo Takahashi

President

NIPPON PISTON RING CO., LTD.

Head Office: 5-12-10, Honmachi-Higashi, Chuo-ku, Saitama City, Saitama Prefecture

NOTICE OF CONVOCATION OF

THE 129th ANNUAL GENERAL MEETING OF SHAREHOLDERS

We would like to express our appreciation for your continued support and patronage.

You are cordially invited to attend the 129th Annual General Meeting of Shareholders of NIPPON PISTON RING CO., LTD. (the “Company”). The meeting will be held for the purposes as described below.

The Company takes measures for electronic provision in performing the convocation procedures for the 129th General Meeting of Shareholders. The matters concerning such electronic provision measure with regards to the convocation of this meeting of shareholders are posted on the Company’s website below.

[The Company’s website]

https://www.npr.co.jp/english/ir/ir0206.html

(Please access the above website and refer to “129th Annual General Meeting of Shareholders (FY2022)” under “General Shareholders Meetings.”

In addition to the above, the information is also posted on the following website.

[Tokyo Stock Exchange’s website (Listed Company Search)]

https://www2.jpx.co.jp/tseHpFront/JJK020010Action.do?Show=Show

(Please access the Tokyo Stock Exchange’s website above, enter “Nippon Piston Ring” in the “Issue name (company name)” field or “6461” (half width) in the stock exchange “Code” field, click “Search,” click “Basic information,” go to the “Documents for public inspection/PR information” tab, and select the “Notice of General Shareholders Meeting/Informational Materials for a General Shareholders Meeting” under “Filed information available for public inspection” section.)

[Convocation Notice via the Internet]

This Convocation Notice can be viewed on your computer, smartphone, or a tablet device. Please find the details from the link below.

https://s.srdb.jp/6461/

If you are unable to attend the meeting, you can exercise your voting rights by mail or via the Internet. Please review the Reference Documents for the General Meeting of Shareholders posted on our website as the matters concerning the electronic provision measures, and exercise your voting rights by 5:30 p.m. on Thursday, June 22, 2023, Japan time.

1.	Date and Time:	Friday, June 23, 2023 at 10:00 a.m. Japan time
2.	Place:	2F Hall, NPR Yono Building (the Company’s Head Office Building) located at 5-12-10, Honmachi-Higashi, Chuo-ku, Saitama City, Saitama Prefecture, Japan
3.	Meeting Agenda:
	Matters to be reported:	1.	The Business Report, Consolidated Financial Statements for the Company’s 127th Fiscal Year (April 1, 2022 - March 31, 2023) and results of audits by the Accounting Auditor and the Audit & Supervisory Committee of the Consolidated Financial Statements
		2.	Non-consolidated Financial Statements for the Company’s 127th Fiscal Year (April 1, 2022 - March 31, 2023)
Proposals to be resolved:
	Proposal 1:	Approval of Share Transfer Plan
	Proposal 2:	Appropriation of Surplus
	Proposal 3:	Election of Six Directors (Excluding Directors Who Are Audit & Supervisory Committee Members)
	Proposal 4:	Election of Three Directors Who Are Audit & Supervisory Committee Members
	Proposal 5:	Election of One Substitute Director Who Is an Audit & Supervisory Committee Member

〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰

Request to our shareholders:

•	When attending the meeting, please submit the Voting Rights Exercise Form sent along with this Notice to the reception desk. In order to save resources, please bring this Notice with you to the meeting.
•	If there is no indication of your vote for or against the proposals on the Voting Rights Exercise Form, it will be treated in the same manner as if you have indicated your approval.
•	These documents also serve as the documents stating the matters concerning the electronic provision measures which are provided in response to any request for delivery of documents. Please note that the following documents are not provided in this Notice in accordance with the provisions of laws and regulations as well as Article 15 of the Company’s Articles of Incorporation. The Business Report, the Consolidated Financial Statements and Non-consolidated Financial Statements included in these documents were among the documents that the Accounting Auditor and the Audit & Supervisory Committee audited upon preparing the respective of the accounting audit report and the audit report.
o	The Systems for Ensuring the Properness of Business Activities in the Business Report;
o	Basic Policy on the Control over the Company in the Business Report;
o	Notes to Consolidated Financial Statements;
o	Notes to Non-consolidated Financial Statements; and
o	“Details of financial statements of Riken’s final fiscal year (Fiscal year ended March 31, 2023)” under “5. Matters related to Riken” under Proposal 1 “Approval of Share Transfer Plan.”
•	Should electronic provision measures matters require revisions, such revisions will be posted on the Company’s respective websites.

<Procedures for Exercising Voting Rights via the Internet >

When exercising your voting rights via the Internet, please confirm the following items before exercising your voting rights.

If you are attending the meeting, you do not need to exercise your voting rights by mail (Voting Rights Exercise Form) or via the Internet.

1. Website for exercising your voting rights

(1) Exercise of voting rights via the Internet is only available by accessing the Voting Rights Exercise Website designated by the Company (https://evote.tr.mufg.jp/) from a computer or smartphone. (Please note that the service is not available from 2:00 a.m. to 5:00 a.m. every day.)

(2) Exercise of voting rights via the Internet may not be available depending on your internet environment, such as when you use a firewall, anti-virus software or proxy server, or you have not specified TLS encrypted communication.

(3) Exercise of voting rights via the Internet will be accepted until 5:30 p.m. on Thursday, June 22, 2023. Please exercise your voting rights as early as possible, and if you have any questions, please contact the Help Desk.

2. How to exercise your voting rights via the Internet

(1) From a computer

・On the Voting Rights Exercise Website (https://evote.tr.mufg.jp/), please enter the “Login ID” and “Temporary Password” provided in the Voting Rights Exercise Form, and enter your approval or disapproval by following the instructions on the screen.

・In order to prevent unauthorized access (i.e. spoofing) by third parties other than shareholders and falsification of contents of the exercised voting rights, shareholders will be asked to change their “Temporary Password” on the Voting Rights Exercise Website.

(2) From a smartphone

・By scanning the “Login QR Code” on the Voting Rights Exercise Form with your smartphone, you can automatically connect to the Voting Rights Exercise Website and exercise your voting rights.

(You do not need to enter your “Login ID” or “Temporary Password.”)

・Depending on the smartphone model, you may not be able to log in with the QR code. If you are unable to log in using the QR code, please exercise your voting rights using a computer as described in 2. (1) above.

* QR code is a registered trademark of DENSO WAVE INCORPORATED.

3. Handling of Voting Rights when exercised more than once

(1) If you exercise your voting rights both by mail and via the Internet, your voting rights exercised via the Internet will be considered valid.

(2) If you exercise your voting rights more than once via the Internet, the last vote exercised during the voting right exercise period will be considered valid.

4. Costs incurred when accessing the Voting Rights Exercise Website

You will be responsible for any costs incurred in accessing the Voting Rights Exercise Website (Internet connection fees, etc.).

For inquiries regarding the system, please contact: Stock Transfer Agent Department, Mitsubishi UFJ Trust and Banking Corporation (Help Desk) Tel: 0120-173-027 (Open hours: 9:00-21:00, toll-free)

Reference Documents for the General Meeting of Shareholders

Proposal 1: Approval of Share Transfer Plan

The details of the proposal are described in the “Supplement to Proposal 1 of the Reference Documents for the General Meeting of Shareholders.”

Proposal 2: Appropriation of Surplus

It is proposed that the surplus be appropriated as indicated below.

1.       Matters Concerning Year-End Dividend

It is proposed that the year-end dividend for the 127th fiscal year be as follows, taking into consideration matters such as business results for the fiscal year under review and future business development.

(1)       Type of dividend

Cash

(2)       Matters concerning allotment of property to be distributed and total amount thereof

50 yen per share of the Company’s common stock will be distributed, and the total dividend will be 400,806,450 yen. The annual dividend including the interim dividend will be ¥70 per share for the 127th fiscal year.

(3)       Effective date of dividend of surplus

June 26, 2023

2.       Matters Concerning Other Appropriation of Surplus

Not applicable.

Proposal 3: Election of Six Directors (Excluding Directors Who Are Audit & Supervisory Committee Members)

As the terms of six (6) Directors (excluding Directors who are Audit & Supervisory Committee Members), Mr. Teruo Takahashi, Mr. Yuji Sakamoto, Mr. Masaaki Fujita, Mr. Zhongliang Yang, Mr. Nobuyasu Nara, and Ms. Hiromi Nakazawa will expire at the conclusion of this General Meeting of Shareholders, the Company proposes to elect six (6) Directors (excluding Directors who are Audit & Supervisory Committee Members).

The candidates for Directors (excluding Director who are Audit & Supervisory Committee Members) are as follows.

No.	Name (Date of birth)	Past experience, positions, responsibilities, and significant concurrent positions		Number of shares of the Company held
1	Teruo Takahashi (February 10, 1959) [Reappointment]	April 1981	Joined the Company	15,300
		April 2005	General Manager, Product Engineering Department II
		June 2006	Executive Officer and General Manager, Product Engineering Department II, Development Division
		June 2009	Director and General Manager, Product Engineering Department II, in charge of Research and Development Department
		June 2016	Managing Director, in charge of Research and Development Department
		June 2020	Representative Director and President, in charge of Internal Auditors Office (present position)

[Reason for nomination as Director]

Mr. Teruo Takahashi has led corporate management and contributed to the Company’s sustainable growth and medium- to long-term corporate value enhancement through various business developments. We nominated him to continue as a Director based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Past experience, positions, responsibilities, and significant concurrent positions		Number of shares of the Company held
2	Yuji Sakamoto (October 22, 1957) [Reappointment]	July 1977	Joined the Company	19,780
		April 2001	General Manager, Tokyo East Sales Department
		April 2004	Executive Officer and General Manager, Tokyo Sales Department, Sales Division
		June 2006	Director, Deputy General Manager, Sales Division, and General Manager, Sales Planning Department, Sales Division
		June 2013	Managing Director, in charge of sales departments
		June 2020	Representative Director, Managing Director, in charge of sales departments
		June 2021	Representative Director, Senior Managing Executive Officer, in charge of Production Control Department, Global Procurement Department and Tochigi Plant
		April 2023	Representative Director, Executive Vice President, in charge of Production Control Department, Global Procurement Department and Tochigi Plant (present position)
[Significant concurrent positions]
Director and Chairman, NPR Singapore Pte. Ltd.
Director, NPR of Europe GmbH

[Reason for nomination as Director]

Mr. Yuji Sakamoto has extensive knowledge of all aspects of management and has contributed to the Company’s sustainable growth and enhancement of its corporate value over the medium- to long-term. We nominated him to continue as a Director based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Past experience, positions, responsibilities, and significant concurrent positions		Number of shares of the Company held
3	Masaaki Fujita (May 30, 1961) [Reappointment]	April 1984	Joined the Company	13,924
		April 2005	General Manager, Corporate Planning Department
		June 2006	President of NPR of America, Inc.
		July 2012	Operating Officer, President of NPR of America, Inc.
		June 2013	President of NPR of America, Inc.
		June 2021	Director, General Manager, Corporate Planning Department in charge of Corporate Planning Department and Overseas Operation Control Department
		September 2022	Director, Managing Executive Officer (present position) in charge of Corporate Planning Department and Accounting and Finance Department
		April 2023	In charge of Corporate Planning Department, Accounting and Finance Department, and Related Business Department (present position)
[Significant concurrent positions]
Komisaris, PT. NT Piston Ring Indonesia Komisaris, PT. NPR Manufacturing Indonesia Director, NPR of America, Inc.

[Reason for nomination as Director]

Mr. Masaaki Fujita holds a high level of expertise in the corporate planning and corporate management fields and has contributed to the Company’s sustainable growth and medium- to long-term enhancement of corporate value. We nominated him to continue as a Director based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Past experience, positions, responsibilities, and significant concurrent positions		Number of shares of the Company held
4	Zhongliang Yang (July 20, 1962) [Reappointment]	April 1995	Joined the Company	10,223
		April 2007	Overseas Operation Control Division Plant Manager, NPR Auto Parts Manufacturing (Yizheng) Co., Ltd.
		May 2011	Chairman and President, NPR Auto Parts Manufacturing (Yizheng) Co., Ltd.
		December 2012	Chairman and President, NPR Powdered Metals Manufacturing (Yizheng) Co., Ltd.
		July 2013	Executive Officer Chairman and President, NPR ASIMCO Powdered Metals Manufacturing (Yizheng) Co., Ltd.
		June 2016	Director in charge of manufacturing and production departmentsg
		June 2020	Chairman and President, NPR ASIMCO Powdered Metals Manufacturing (Yizheng) Co., Ltd. (present position)
		June 2021	Director and Managing Executive Officer in charge of Production Engineering Department I, Production Engineering Department II and Production Engineering Department III (present position)
[Significant concurrent positions]
President, NPR Iwate Co., Ltd.
President, NPR Fukushima Works Co., Ltd.
Director, NPR Auto Parts Manufacturing (Yizheng) Co., Ltd.
Director, NPR of America, Inc.

[Reason for nomination as Director]

Mr. Zhongliang Yang has a high degree of expertise in technologies and manufacturing departments and has contributed to the Company’s sustainable growth and medium- to long-term corporate value. We nominated him to continue as a Director based on his extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Past experience, positions, responsibilities, and significant concurrent positions		Number of shares of the Company held
5	Nobuyasu Nara (September 21, 1963) [Reappointment]	April 1986	Joined The Long-Term Credit Bank of Japan, Limited (presently SBI Shinsei Bank, Limited)	9,740
		April 2014	Executive Officer, Executive Officer in charge of Institutional Business and General Manager of Osaka Branch, Shinsei Bank, Limited (presently SBI Shinsei Bank, Limited; the same applies hereinafter)
		November 2016	Executive Officer, General Manager, Institutional Credit Management Division, Shinsei Bank, Limited
		December 2019	Retired from Shinsei Bank, Limited
		January 2020	Joined the Company Advisor
		June 2020	Director in charge of Corporate Management Department, General Affairs Department and Information System Department
		October 2020	In charge of Corporate Management Department, General Affairs Department, Information System Department and Safety and Health Promotion Department
June 2021

Director and Managing Executive Officer (present position)

In charge of Corporate Management Department, General Affairs Department, Information System Department and Safety and Health Promotion Department

		April 2023	In charge of General Affairs Department, Information System Department and Safety and Health Promotion Department (present position)
[Significant concurrent positions]
Director, NPR Iwate Co., Ltd. Director, NPR Fukushima Works Co., Ltd.
Director and Chairman, SIAM NPR Co., Ltd.

[Reason for nomination as Director]

Mr. Nobuyasu Nara has contributed to the Company’s sustainable growth and medium- to long-term corporate value enhancement through his expertise in a wide range of areas, including general affairs, human resources, and information systems. We nominated him to continue as a Director based on his extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Past experience, positions, responsibilities, and significant concurrent positions		Number of shares of the Company held
6	Masako Kurosawa (July 23, 1962) [Newly appointed] [Outside] [Independent]	November 1991	Research Fellow, Institute for Research on Higher Education, University of Pennsylvania, Philadelphia, USA	0
		September 1994	Visiting Assistant Professor, Economics Department, Barnard College, New York, USA
		April 1995	Associate Professor, Josai University, Department of Economics
		April 1998	Visiting Associate Professor, The Open University of Japan, Industry and Technology
		April 2002	Associate Professor, Meiji Gakuin University, Department of Economics
		April 2004	Professor of National Graduate Institute for Policy Studies (present position)
Director, Tokyo Foundation for Employment Services (present position)
		April 2005	Faculty Fellow, Research Institute of Economy, Trade and Industry
		April 2012	Member of the Managing Council, Japan Organization for Employment of the Elderly, Persons with Disabilities and Job Seekers (present position)
		April 2015	Visiting Fellow, Columbia Business School, Centre on Japanese Economy and Business
		April 2020	Chair of the Committee Investigation the Integration of the National Trades Skill Test, Skill Assessment Office, Human Resources Development Division, Ministry of Health, Labour and Welfare (present position)
		April 2021	Director and Vice President, National Graduate Institute for Policy Studies (present position)
		April 2022	Standing Member of Productivity Committee, Japan Productivity Center (present position)
		April 2023	Member of Employment Security Committee, Labour Policy Council, Employment Security Bureau, Ministry of Health, Labor and Welfare (present position)
[Significant concurrent positions]
Member, Board of Trustees, Vice President and professor, The National Graduate Institute for Policy Studies

[Reason for nomination as Outside Director]

Ms. Masako Kurosawa has not been involved in the management of a company in the past, but we nominated her as an Outside Director because she has a high level of expertise in labor economics as a scholar and is expected to contribute to the management of the Company.

(Notes)

1.	There are no special interests between the candidates for Directors and the Company.
2.	Ms. Masako Kurosawa is a candidate for Outside Director. If the appointment of Ms. Kurosawa is approved as proposed, the Company intends to report her as an independent director in accordance with the rules of Tokyo Stock Exchange, Inc.
3.	Limited liability agreement with the candidate for Director

If the appointment of Ms. Kurosawa is approved as proposed, the Company intends to enter into an agreement with her in accordance with Article 427, Paragraph 1 of the Companies Act to limit her liability pursuant to Article 423, Paragraph 1 of the Companies Act. The maximum amount of liability pursuant to the agreement is the amount stipulated by laws and regulations.

4.	The Company plans to take out a directors and officers liability insurance policy as defined under Article 430-3, Paragraph 1 of the Companies Act, from an insurance company, to ensure that the legally liable damages and associated litigation cost incurred by the insured person will be indemnified under such insurance policy. All candidates shall be covered as the insured person under this insurance policy. The Company intends to renew such insurance policy with the same terms and conditions at its next renewal.
5.	The name of Ms. Masako Kurosawa in the family register is Ms. Masako Hayashi.

Proposal 4: Election of Three Directors Who Are Audit & Supervisory Committee Members

As the terms of three (3) Directors who are Audit & Supervisory Committee Members, Mr. Hiroto Koeba, Mr. Hiroki Kimura, and Mr. Yoshihide Hino will expire at the conclusion of this General Meeting of Shareholders, the Company proposes to elect 3 Directors who are Audit & Supervisory Committee Members.

The Audit & Supervisory Committee has previously given its approval to this proposal.

The candidates for Directors who are Audit & Supervisory Committee Members are as follows.

No.	Name (Date of birth)	Past experience, positions, responsibilities and significant concurrent positions		Number of shares of the Company held
1	Hiroto Koeba (April 4, 1965)	April 1988	Joined the Company	1,882
		April 2012	General Manager, Accounting and Finance Department
		July 2016	Executive Officer, General Manager, Accounting and Finance Department
		July 2018	Executive Officer, Assistant to Officer Responsible for Accounting and Finance Department
		June 2020	Audit & Supervisory Board Member
		June 2021	Directors who is Audit & Supervisory Committee Member (present position)
[Significant concurrent positions]
Audit & Supervisory Board Member, NPR Iwate Co., Ltd. Audit & Supervisory Board Member, NPR Fukushima Works Co., Ltd. Audit & Supervisory Board Member, Normeca Asia Co., Ltd.

[Reason for nomination as Director who is an Audit & Supervisory Committee Member]

Mr. Hiroto Koeba has a high level of expertise, mainly in the accounting field, and has contributed to ensuring the Company’s soundness of management by auditing the execution of duties by Directors from an objective and fair standpoint. We nominated him as a Director who is an Audit & Supervisory Committee Member because we expect him to supervise the management and fully audit the execution of duties by Directors in order to achieve the Company’s sustainable growth and medium- to long-term corporate value enhancement.

No.	Name (Date of birth)	Past experience, positions, responsibilities and significant concurrent positions		Number of shares of the Company held
2	Hiroki Kimura (January 19, 1962) [Outside] [Independent]	April 1984	Joined Asahi Mutual Life Insurance Company	0
		April 2012	Executive Officer, Head of Finance and Real Estate Division, Asset Management Administration Division, Asahi Mutual Life Insurance Company
		July 2013	Director, Executive Officer and Head of Asset Management Administration Division, Asahi Mutual Life Insurance Company
		June 2014	Outside Auditor, Kanto Denka Kogyo Co., Ltd.
		April 2015	Director, Managing Executive Officer in charge of Asset Management Planning Department and Securities Management Department, Asahi Mutual Life Insurance Company
		April 2016	Director, Managing Executive Officer in charge of Corporate Planning Department and Finance Department, Asahi Mutual Life Insurance Company
		June 2016	Audit & Supervisory Board Member (Outside) of the Company
		April 2017	President and Representative Director, Asahi Mutual Life Insurance Company (present position)
		March 2019	Audit & Supervisory Board Member (Outside), The Yokohama Rubber Co., Ltd.
		June 2020	Audit & Supervisory Board Member (External), Zeon Corporation (present position)
		June 2021	Outside Director who is Audit & Supervisory Committee Member of the Company (present position)
		March 2023	Member of the Board, Member of the Audit & Supervisory Committee (Outside) of The Yokohama Rubber Co., Ltd. (present position)
[Significant concurrent positions]
President and Representative Director, Asahi Mutual Life Insurance Company
Member of the Board and Member of the Audit & Supervisory Committee (Outside), The Yokohama Rubber Co., Ltd.
Audit & Supervisory Board Member (External), Zeon Corporation

[Reason for nomination as Outside Director who is an Audit & Supervisory Committee Member]

Mr. Hiroki Kimura has extensive experience and broad insight in overall management in the life insurance industry and has contributed to ensuring the Company’s soundness of management by auditing the execution of duties by Directors from an objective and fair standpoint. We nominated him as an Outside Director who is an Audit & Supervisory Committee Member because we expect him to supervise the management and fully audit the execution of duties by Directors in order to achieve the Company’s sustainable growth and medium- to long-term corporate value enhancement.

No.	Name (Date of birth)	Past experience, positions, responsibilities and significant concurrent positions		Number of shares of the Company held
3	Yoshihide Hino (August 2, 1962) [Outside] [Independent]	April 1990	Registered as Attorney-at-Law Joined Sakano Seo Hashimoto Law Office (presently Tokyo Hatchobori Law Office)	0
		April 2000	Partner, Tokyo Hatchobori Law Office (present position)
		October 2013	Part-time Judge, Tokyo District Court (Civil Mediator)
		March 2015	Substitute Auditor, LOOK HOLDINGS INCORPORATED (present position)
		April 2016	Mediation Commissioner, Tokyo Summary Court (present position)
		April 2017	Chairperson, Administration Committee, Committee for Housing Dispute Settlement Agency, Daini Tokyo Bar Association
		April 2018	Housing Dispute Resolution Body Examination Committee Member, Japan Federation of Bar Associations (present position)
		January 2020	Human Rights Volunteer, Ministry of Justice (present position)
		June 2020	Audit & Supervisory Board Member of the Company (Outside)
		June 2021	Outside Director who is an Audit & Supervisory Committee Member of the Company (present position)
		November 2022	Special Committee Member, Central Construction Work Disputes Committee, Ministry of Land, Infrastructure, Transport and Tourism (present position)
[Significant concurrent positions]
Partner, Tokyo Hatchobori Law Office

[Reason for nomination as an Outside Director who is an Audit & Supervisory Committee Member]

Mr. Yoshihide Hino has an extensive experience and broad insights as a lawyer familiar with corporate legal affairs and has contributed to ensuring the Company’s soundness of management by auditing the execution of duties by Directors from an objective and fair standpoint. We nominated him as an Outside Director who is an Audit & Supervisory Committee Member because we expect him to supervise the management and fully audit the execution of duties by Directors in order to achieve the Company’s sustainable growth and medium- to long-term corporate value enhancement.

(Notes)

1.	There are no special interests between Mr. Hiroto Koeba and the Company.
2.	There are no special interests between Mr. Yoshihide Hino and the Company.
3.	Mr. Hiroki Kimura is President and Representative Director of Asahi Mutual Life Insurance Company. Although said company holds 259,200 shares of the Company, there are no special interests between Mr. Hiroki Kimura and the Company.
4.	Messrs. Hiroki Kimura and Yoshihide Hino are presently Outside Directors of the Company. The term of Mr. Hiroki Kimura as Outside Director who is an Audit & Supervisory Committee Member will be two (2) years as of the conclusion of this General Meeting of Shareholders. The term of Mr. Yoshihide Hino as Outside Director who is an Audit & Supervisory Committee Member will be two (2) years as of the conclusion of this General Meeting of Shareholders. The Company reported them as independent directors in accordance with the rules of Tokyo Stock Exchange, Inc. If their appointment is approved, they will continue to be reported as independent directors.
5.	Limited liability agreement with the candidates for Directors who are Audit & Supervisory Committee Members
The Company has entered into an agreement with Messrs. Hiroki Kimura and Yoshihide Hino in accordance with Article 427, Paragraph 1 of the Companies Act to limit their liability pursuant to Article 423, Paragraph 1 of the Companies Act. The maximum amount of liability pursuant to the agreement is the amount stipulated by laws and regulations. If the appointment of Messrs. Hiroki Kimura and Yoshihide Hino under this proposal is approved as proposed, the Company plans to continue such agreement with them.

6.	The Company plans to take out a directors and officers liability insurance policy as defined under Article 430-3, Paragraph 1 of the Companies Act, from an insurance company, to ensure that the legally liable damages and associated litigation cost incurred by the insured person will be indemnified under such insurance policy. All candidates shall be covered as the insured person under this insurance policy. The Company intends to renew such insurance policy with the same terms and conditions at its next renewal.

(Reference)

Areas of expertise and experience possessed by the candidates for Directors, and Executive Officers (skill matrix)

•	The candidates for Directors have expertise and experience in the following areas.

Name	Position	Independence (Outside)	Particular areas of specialty where the individuals can excel						Nomination and Remuneration Advisory Committee
			Corporate management Business strategies	Finance & Accounting	Manufacturing, Safety, Technologies & Environment	Sales & Marketing	Innovation & Research and Development	Governance, Risk & Compliance
Teruo Takahashi	Representative Director and President		●	●	●		●		●
Yuji Sakamoto	Representative Director and Executive Vice President		●		●	●		●	●
Masaaki Fujita	Director and Managing Executive Officer		●	●		●		●
Zhongliang Yang	Director and Managing Executive Officer		●	●	●		●
Nobuyasu Nara	Director and Managing Executive Officer		●	●	●			●
Masako Kurosawa	Director	●						●	●
Hiroto Koeba	Director and Audit & Supervisory Committee Member		●	●				●
Hiroki Kimura	Director and Audit & Supervisory Committee Member	●	●	●				●	●
Yoshihide Hino	Director and Audit & Supervisory Committee Member	●		●				●	●

•	The Company has introduced a delegated executive officer system as of June 24, 2021. Areas of expertise and experience possessed by the Executive Officers who do not concurrently serve as Directors, and are scheduled to be appointed at the Board of Directors’ meeting to be held immediately after the conclusion of this Annual General Meeting of Shareholders are as follows

Name	Position	Independence (Outside)	Particular areas of specialty where the individuals excel						Nomination and Remuneration Advisory Committee
			Corporate management Business strategies	Finance & Accounting	Manufacturing, Safety, Technologies & Environment	Sales & Marketing	Innovation & Research and Development	Governance, Risk & Compliance
Makoto Kajiwara	Managing Executive Officer				●		●	●
Takao Kishitani	Managing Executive Officer				●	●	●
Nobunori Tsuda	Executive Officer		●	●		●
Eiichi Chiyo	Executive Officer		●	●				●

[Reasons for Nomination in Each Skill Matrix Area]

Area of expertise	Reasons for nomination
Corporate management Business strategies	As the business environment surrounding the Company is changing drastically, the development of business strategies for sustainable corporate value improvement requires Directors with management experience and business strategies in the areas of manufacturing, sales, and technologies. In addition, in order to carry out global management operations, it is necessary to have Directors who have experience in international business management, knowledge of foreign customs and cultures, and the ability to maximize the value of management resources (people, goods, money, information, etc.), as well as decision-making ability.
Finance & Accounting	In order to build a stronger financial foundation and promote growth strategies and investments for sustainable corporate value enhancement, the Company needs Directors with credible knowledge and experience in the fields of finance and accounting.
Manufacturing, Safety, Technologies & Environment	The Company needs Directors with abundant knowledge and experience in safety, quality, technologies, and the environment in order to further advance the Company’s technological development and reliable manufacturing technologies that provide high-quality products in a short period of time with low cost, which will strengthen the competitiveness of the current business.
Sales & Marketing	The Company needs Directors with solid knowledge and experience in sales strategy, sales management, etc. They are also well versed in business management from a global perspective and can develop sales strategies from a deep insight into marketing
Innovation & Research and development	In order to continue the progress of technological development that leads to the creation of new value and new businesses while utilizing the Company’s core technologies that have been cultivated, the Company needs Directors who have been successfully promoting innovation and possess solid knowledge and experience in technologies, quality, and the environment
Governance, Risk & Compliance	The establishment of an appropriate corporate governance system based on compliance and risk management is fundamental to sustainable improvement of corporate value, and Directors with in-depth knowledge and experience in laws, regulations, and risk assessment related to the Company are necessary to enhance the management and supervisory functions of the Board of Directors.

Proposal 5: Election of One Substitute Director Who Is an Audit & Supervisory Committee Member

The Company proposes to elect one (1) substitute Director who is an Audit & Supervisory Committee Member to prepare for the case where the number of Directors who are Audit & Supervisory Committee Members falls short of the level required by laws and regulations.

Such substitute Director who is an Audit & Supervisory Committee Member shall be appointed subject to the number of Directors who are Audit & Supervisory Committee Members falling short of the level required by laws and regulations, and his or her term of office shall be the remaining term of office of his or her predecessor.

The effectiveness of the election under this proposal could be negated only before the assumption of office by such substitute Director who is an Audit & Supervisory Committee Member and by the resolution of the Board of Directors upon the consent of the Audit & Supervisory Committee.

The Audit & Supervisory Committee has given its prior approval to this proposal.

The candidate for substitute Director who is an Audit & Supervisory Committee Members is as follows.

Name (Date of birth)	Past experience, positions, responsibilities, and significant concurrent positions		Number of shares of the Company held
Osamu Takai (November 3, 1947) [Outside]	April 1992	Professor, School of Engineering, Nagoya University	0
April 2012

Professor Emeritus, Nagoya University (present position)

Professor, College of Engineering, Kanto Gakuin University

Vice Director, Materials & Surface Engineering Research Institute, Kanto Gakuin University

	June 2013	External Audit & Supervisory Board Member, JCU CORPORATION
	June 2014	Audit & Supervisory Board Member (Outside)
	April 2018	Director, Materials & Surface Engineering Research Institute, Kanto Gakuin University (present position)
[Significant concurrent positions]
Professor Emeritus, Nagoya University
Director, Materials & Surface Engineering Research Institute, Kanto Gakuin University

[Reason for nomination as a substitute Director who is an Audit & Supervisory Committee Member]

Mr. Osamu Takai has been engaged in research on materials and surface engineering closely related to the technologies of the Company’s products for many years and has contributed to ensuring the Company’s soundness of management by auditing the execution of duties by Directors from an objective and fair standpoint. We nominated him as a substitute Director who is an Audit & Supervisory Committee Member because we expect him to supervise the management and fully audit the execution of duties by Directors in order to achieve the Company’s sustainable growth and medium- to long-term corporate value enhancement.

(Notes)

1.	There are no special interests between Mr. Osamu Takai and the Company.
2.	Mr. Osamu Takai is a candidate for substitute Outside Director who is an Audit & Supervisory Committee Member. The Company has nominated him as a substitute Director who is an Audit & Supervisory Committee Member since the 127th Annual General Meeting of Shareholders held on June 24, 2021. If he assumes office as Outside Director who is an Audit & Supervisory Committee Member, the Company intends to report him to Tokyo Stock Exchange, Inc. as an independent director.
3.	Limited liability agreement with the candidate for Director
If Mr. Osamu Takai is appointed as Director who is an Audit & Supervisory Committee Member, the Company intends to enter into an agreement with him in accordance with Article 427, Paragraph 1 of the Companies Act to limit his liability pursuant to Article 423, Paragraph 1 of the Companies Act. The maximum amount of liability pursuant to the agreement is the amount stipulated by laws and regulations.
4.	The Company plans to take out a directors and officers liability insurance policy as defined under Article 430-3, Paragraph 1 of the Companies Act, from an insurance company, to ensure that the legally liable damages and associated litigation cost incurred by the insured person will be indemnified under such insurance policy. If Mr. Osamu Takai assumes office as Director who is an Audit & Supervisory Committee Member, he shall be covered as the insured person under such insurance policy.

Business Report

(	Fiscal year under review: April 1, 2022 to March 31, 2023)

1. Outlook of the Company

(1) Business Status for the Fiscal Year

　　① Progress and Results of the Business

During the fiscal year under review, the global economy continued to recover moderately amid the progress of normalization of economic activities based on the assumption of the new norm to coexist with COVID-19. However, due to reasons such as international instability caused by the prolonged conflict in Ukraine, the surge in resource and energy prices worldwide, continuous interest rate hikes, and the bankruptcy of financial institutions in the United States, the situation continued to be unstable.

In Japan, although affected by the seventh to eighth waves of COVID-19, there were signs of recovery due to the easing of restrictions on activities and the effects of various policies. On the other hand, the rapid depreciation of the yen due to the widening interest rate differential between Japan and the United States led to higher commodity prices, and the pace of recovery remained slow.

In the automobile industry, in which the Company operates, the impact of the shortage of in-vehicle semiconductors and the stagnant supply of parts continued, but there was a recovery trend from the same period of the previous fiscal year when we were compelled major production adjustments, and the global automobile production volume increased.

Within such business environment, the Company recorded net sales of 58,524 million yen (up 15.2% year-on-year), due to the effects of the depreciation of yen and the capture of demand in line with customer trends, in addition to the effects mentioned above.

In terms of profit and loss, although various cost increases associated with soaring raw materials and fuel costs and the depreciation of the yen were offset by price increases and cost reductions, operating income was 2,385 million yen (down 9.2% year-on-year), ordinary income was 2,755 million yen (down 9.9% year-on-year), and profit attributable to owners of parent was 1,808 million yen (down 6.3% year-on-year).

In the financial position, interest-bearing debt decreased by 1,911 million yen from the end of the previous fiscal year to 13,107 million yen. Shareholders’ equity was 36,091 million yen and shareholder’s equity ratio was 52.4%.

Our business results by segment for the fiscal year under review are as follows.

(A) Automotive Products Segment

In the automotive products segment, despite the continued impact of in-vehicle semiconductors shortage and stagnant supply of parts, global automobile production increased year-on-year, and with the effect of the depreciation of the yen and the capture of demand in line with customer trends, net sales amounted to 49,853 million yen, up 13.6% year-on-year.

(a) Piston Rings

Net sales increased 14.8% year-on- year to 29,611 million yen, mainly due to an increase in automobile production.

(b) Valve Seats

Net sales was 10,427 million yen (up 12.7% year-on-year), mainly due to an increase in automobile production.

(c) Other Automotive Products

Net sales for other automotive products was 9,814 million yen (up 11.0% year-on-year).

(B) Products for Marine Engine and Other Products Segment

Net sales in products for marine engine and other products segment was 2,241 million yen (down 4.9% year-on-year), due to a decrease in demand for products for industrial equipment, which temporarily increased in the previous fiscal year.

(C) Others

Net sales in other segments, including merchandise sales business, was 6,429 million yen (up 41.5% year-on-year), mainly due to the consolidation of Normeca Asia Co., Ltd.

(Note) “(C) Others” includes net sales 2,608 million yen as “bearing parts” and net sales 1,170 million yen as “RV-related products.”

　　② Status of Capital Expenditures

Capital expenditures totaled 3,058 million yen in the fiscal year under review.

　　③ Status of Funding

In the fiscal year under review, the Company repaid 2,633 million yen in long-term loans.

　　④ Status of Business Transfer, Absorption-type Split or Incorporation-type Split

Not applicable.

　　⑤ Status of Business Acquisitions of Other Companies

Not applicable.

　　⑥ Status of Succession of Rights and Obligations Related to the Business of Other Corporations, etc. Through Absorption-type Merger or Absorption-type split

Not applicable.

　　⑦ Status of Acquisition or Disposal of Shares, Other Equity Interests, Stock Acquisition Rights, etc. of Other Companies

Not applicable.

(2) Status of Assets, Profit and Loss

(Yen in millions unless otherwise stated)
Classification	124th (fiscal year ended March 2020)	125th (fiscal year ended March 2021)	126th (fiscal year ended March 2022)	127th (fiscal year under review) (fiscal year ended March 2023)
Net sales	54,881	45,276	50,783	58,524
Ordinary income	1,776	355	3,058	2,755
Profit Attributable to Owners of Parent	490	(813)	1,928	1,808
Basic earnings per share (yen) (Note)	59.96	(102.56)	250.40	232.90
Total assets	63,608	61,809	67,349	68,843
Net assets	31,289	30,267	35,099	38,117

(Note) The Company introduced the “Trust-Type Employee Shareholding Incentive Plan (E-Ship)” in November 2020.

The number of shares of common stock held by the “E-Ship Trust Account” is deducted from the average number of shares of common stock during the fiscal year under review, which is used to calculate basic earnings per share for the 125th fiscal year (fiscal year ended March 2021), 126th fiscal year (fiscal year ended March 2022) and 127th fiscal year (fiscal year ended March 2023).

(3) Status of Significant Subsidiaries

① Status of Significant Subsidiaries

Company name	Capital/ Investments in capital	Ownership ratio of voting rights	Main business
NPR Fukushima Works Co., Ltd.	1,612 million JPY	100%	Manufacture of automotive parts, etc.
NPR Iwate Co.,Ltd.	490 million JPY	100%	Manufacture of automotive parts, etc.
Noermeca Asia Co., Ltd.	99 million JPY	100%	Sales of disaster emergency medical products, etc.
NPR of America, Inc.	40 USD	100%	Manufacture and sales of automotive parts, etc.
SIAM NPR Co., Ltd.	95,000 thousand THB	100%	Manufacture and sales of automotive parts, etc.
NPR of Europe GmbH (Note 3)	2,500 thousand EUR	70%	Sales of automotive parts, etc.
PT.NT Piston Ring Indonesia	19,900 thousand USD	100%	Manufacture and sales of automotive parts, etc.
NPR Auto Parts Manufacturing (Yizheng) Co., Ltd.	140,049,000 CNY	100%	Manufacture and sales of automotive parts, etc.
NPR Singapore Pte. Ltd. (Note 4)	118 million yen	90%	Packaging and sales of automotive parts, etc.
PT.NPR Manufacturing Indonesia	13,000 thousand USD	100%	Manufacture and sales of automotive parts, etc.
NPR Auto Parts Manufacturing India Pvt. Ltd.	1,000 million INR	100%	Manufacture and sales of automotive parts, etc.
NPR ASIMCO Powdered Metals Manufacturing (Yizheng) Co., Ltd. (Note 5)	54,630,000CNY	50%	Manufacture of automotive parts, etc.

(Note) 1. Capital / Investments in capital is the amount as of March 31, 2023.

2. The Company’s ownership ratio of voting rights includes indirect ownership.

3. Daido Metal Co., Ltd. has contributed 30% of the capital / investments in capital of NPR of Europe GmbH’s capital.

4. Local individual shareholders have contributed 10% of the capital / investments in capital of NPR Singapore Pte. Ltd.

5. Yizheng Yaxinke Shuanghuan Piston Ring Co., Ltd. has contributed 50% of the capital / investments in capital of NPR ASIMCO Powdered Metals Manufacturing (Yizheng) Co., Ltd.

② Status of Specified Wholly owned Subsidiaries as of the Fiscal Year-end

Not applicable.

(4) Issues to be Addressed

The automotive industry is in the midst of a once-in-a-century transformation, and the environment in which the Company’s core engine parts business is located is expected to change drastically in the amid the popularization of EVs. We believe that the development of environmentally friendly engine parts is our mission as long as internal combustion engine vehicles continue to be the main vehicles in the world, even though environmental issues are attracting global attention. At the same time, we strongly recognize that it is necessary to actively expand into new business domains that capture global trends such as SDGs, ESG, and decarbonization, without being bound by internal combustion engine peripheral components.

Under these conditions, in fiscal year ending March 2024 is the final year of the Eighth Mid-term Management Plan, we will simultaneously strengthen the profitability of existing businesses, nurture and establish new business fields, and promote sustainability management based on the results of our efforts to date. In addition, in order to address management issues more effectively and efficiently with an eye to the future, we have been discussing and studying specific matters toward the management integration with Riken Corporation. We will strive to further enhance our corporate value by gaining the understanding of our shareholders and realizing synergies as a new group at an early stage.

■ Eighth Mid-term Management Plan (FY2021 - FY2023）

<Policy>

“Change as Chance” – Change brings opportunity –

<Targets (FY2023)>

(Management Target)

Net sales: 54 billion yen or more, operating income margin: 8% or more; percentage net sales from non-automobile engine sales: 15% or more

(Environmental Target)

CO2 emissions: -25% (compared to FY2013)

<Priority Measures>

(1) Build an overall optimized product manufacturing system

(2) Promote technical solution proposal-oriented sales through utilizing the core technologies and products

(3) Strengthen the development and creation of new products and business

(4) Conduct structural reforms of people and organizations (awareness reforms)

(5) Take a leap forward toward becoming a sustainable company

<Action Guidelines>

New Five S   Speed    Speed of responding to changes

Skill            Skill for planning and carrying out strategies

Science       Taking decisions scientifically based on data

Spirit           Enthusiasm to want to improve the organization

Safety         A safe and secure working environment and safety awareness

(5) Main Business (as of March 31, 2023)

The Company consists of 14 companies, including the Company and 13 subsidiaries, and manufactures and sells automobile-related products (piston rings, valve seats and other automobile-related products) and products for marine engine and other products, and engages in businesses related thereto.

Classification		Major products
Automobile-related products	Piston ring	Piston rings for automobiles, motorcycles and other various internal combustion engines
	Valve seat	Valve seats for automobiles, motorcycles and other various internal combustion engines
	Other automobile-related products	Composite camshafts, cast iron camshafts and cylinder liners
Products for marine engine and other products		Marine engine components, stationary engine components, and home appliance components
Others		Merchandise

(6) Significant Sales Offices and Production Bases (as of March 31, 2023)

　　① The Company’s Significant Sales Offices and Production Bases

Business site	Location
Head office	Saitama City, Saitama, Japan
Sales departments/offices	Tokyo (Saitama City, Saitama), Nagoya City (Aichi), Osaka City (Osaka), Hiroshima City (Hiroshima), Fukuoka City (Fukuoka), Sendai City (Miyagi)
Production Base	Nogi-machi, Shimotsuga-gun, Tochigi

　　② Subsidiaries

Name of subsidiary	Location
NPR Fukushima Works Co., Ltd.	Kawamata-machi, Date-gun, Fukushima
NPR Iwate Co., Ltd.	Ichinoseki City, Iwate
Normeca Asia Co., Ltd.	Koshigaya City, Saitama
NPR of America, Inc.	Bardstown, Kentucky, USA

SIAM NPR Co., Ltd.	Saraburi, Thailand
NPR of Europe GmbH	Korntal-Münchingen, Baden-Württemberg, Germany
PT.NT Piston Ring Indonesia	Karawang, Jawa Bratat, Indonesia
NPR Auto Parts Manufacturing (Yizheng) Co., Ltd.	Yizheng, Jiangsu, China
NPR Singapore Pte. Ltd.	Singapore
PT.NPR Manufacturing Indonesia	Pasuruan, Jawa Timur, Indonesia
E.A Associates Sdn. Bhd.	Subang Jaya, Selangor, Malaysia
NPR Auto Parts Manufacturing India Pvt. Ltd.	Kolar, Karnataka, India
NPR ASIMCO Powdered Metals Manufacturing (Yizheng) Co., Ltd.	Yizheng, Jiangsu, China

(7) Status of Employees (as of March 31, 2023)

　　① Status of Employees of the Company

Number of employees	Increase (Decrease) from the end of FY2021
3,036 people	+ 9 people

(Note) The above figures does not include temporary workers, etc.

　　② Status of Employees of the Company

Number of employees	Increase (Decrease) from end of FY2022	Average age	Average duration of service
656 people	- 22 people	42.3 years old	18.4 years

(Note) The above figures does not include temporary workers, etc.

(8) Status of Major Lenders (as of March 31, 2023)

Lenders	Amount borrowed (yen in millions)
SBI Shinsei Bank, Limited	3,223
MUFG Bank, Ltd.	1,048
Sumitomo Mitsui Banking Corporation	1,112
Saitama Resona Bank, Limited	1,787
Development Bank of Japan Inc.	680

(9) Other Significant Matters Regarding the Status of the Company

Not applicable.

2. Outlook of the Company

 (1) Status of Shares (as of March 31, 2023)

① Total number of shares authorized	19,545,000	shares
② Total number of shares issued	8,374,157	shares
③ Number of shareholders		10,540
④ Major shareholders

Name of shareholders	Number of shares (1,000 shares)	Percentage of shareholding (%)
The Master Trust Bank of Japan, Ltd. (Trust Account)	597	7.45
Nippon Piston Ring Employee Shareholding Association	283	3.53
Tokio Marine & Nichido Fire Insurance Co., Ltd.	267	3.33
Custody Bank of Japan, Ltd. (Trust account)	263	3.28
Asahi Mutual Life Insurance Company	259	3.23
The Nomura Trust and Banking Co., Ltd. (Nippon Piston Ring Employee Shareholding Association Trust Account)	225	2.82
Nippon Piston Ring Business Partners Shareholding Association	188	2.35
SBI Shinsei Bank, Limited	165	2.06
Mitsubishi UFJ Trust and Banking Corporation	148	1.85
INTERACTIVE BROKERS LLC	124	1.56

(Note) 1. The shareholding ratio is calculated after deducting the number of shares of treasury stock (358,000 shares) and is rounded to the third decimal place.

2. 358,028 shares of treasury stock does not include the 225,700 shares of the Company owned by The Nomura Trust and Banking Co., Ltd. (Nippon Piston Ring Employee Shareholding Association Trust Account).

⑤ Status of shares delivered to officers of the Company as remuneration for the execution of duties during the fiscal year under review

The details of the share-based remuneration delivered during the fiscal year under review are as follows.

Position	Number of shares	Number of officers to whom shares were issued
Directors (excluding Directors who are Audit & Supervisory Committee Members and Outside Directors)	11,050 shares	Five (5) people

(2) Status of Stock Acquisition Rights

Status of stock acquisition rights issued to and held by officers of the Company as remuneration for the execution of duties (as of March 31, 2023)

Name of stock acquisition rights (Date of issuance resolution)	Number of holders of stock acquisition rights	Number of stock acquisition rights	Class and number of shares to be issued or transferred upon exercise of stock acquisition rights	Amount to be paid in for stock acquisition rights (per share)	Amount of assets to be contributed upon exercise of stock acquisition rights (per share)	Exercise period
1st stock acquisition rights (June 27, 2008)	One (1) Director of the Company	18	1,800 common shares	1,450 yen	1 yen	August 1, 2008 to July 31, 2033
2nd stock acquisition rights (June 27, 2013)	Three (3) Directors of the Company	38	3,800 common shares	1,460 yen	1 yen	August 1, 2013to July 31, 2038
3rd stock acquisition rights (June 27, 2014)	Three (3) Directors of the Company	34	3,400 common shares	2,040 yen	1 yen	August 1, 2014 to July 31, 2039
4th stock acquisition rights (June 25, 2015)	Three (3) Directors of the Company	35	3,500 common shares	1,900 yen	1 yen	August 1, 2015 to July 31, 2040

5th stock acquisition rights (June 29, 2016)	Four (4) Directors of the Company	80	8,000 common shares	1,203 yen	1 yen	July 30, 2016 to July 29, 2041
6th stock acquisition rights (June 29, 2017)	Four (4) Directors of the Company	56	5,600 common shares	1,885 yen	1 yen	August 1, 2017 to July 31, 2042
7th stock acquisition rights (June 27, 2018)	Four (4) Directors of the Company	64	6,400 common shares	1,927 yen	1 yen	August 1, 2018 to July 31, 2043
8th stock acquisition rights (June 26, 2019)	Four (4) Directors of the Company	112	11,200 common shares	1,175 yen	1 yen	August 1, 2019 to July 31, 2044

Note) 1. Directors does not include Directors who are Audit & Supervisory Committee Members or Outside Directors.

2. The conditions to exercise the stock acquisition rights are as follows.

① A holder of stock acquisition rights may exercise his/her stock acquisition rights for a limited period of 10 days from the day following the date on which he/she loses his/her position as a Director of the Company.

② In the event that the holder of stock acquisition rights passes away, his/her heir may exercise his/her stock acquisition rights. The conditions for the exercise of stock acquisition rights by the heir shall be as set forth in the agreement of ③ below.

③ Other conditions shall be stipulated in the “Agreement on Allotment of Stock Acquisition Rights” to be entered into between the Company and the holders of stock acquisition rights based on the resolution of the Board of Directors.

(3) Status of Officers

① Status of Directors (as of March 31, 2023)

Position	Name	Area of responsibility or status of significant concurrent positions
Director and President (Representative Director)	Teruo Takahashi	Internal Auditors Office
Representative Director	Yuji Sakamoto	In charge of Production Control Department, Global Procurement Department and Tochigi Plant, Director and Chairman at NPR Singapore Pte. Ltd., and Director at NPR of Europe GmbH
Director	Masaaki Fujita	In charge of Corporate Planning Department, Accounting and Finance Department and Related Operations Control Businesses Department, Komisaris at PT. NT Piston Ring Indonesia, Komisaris at PT. NPR Manufacturing Indonesia, and President at NPR of America, Inc.
Director	Zhongliang Yang	In charge of Production Engineering Department I, Production Engineering Department II and Production Engineering Department III, President at NPR Iwate Co., Ltd., President at NPR Fukushima Works Co., Ltd., Director at NPR Auto Parts Manufacturing (Yizheng) Co., Ltd., Chairman and President at NPR ASIMCO Powdered Metals Manufacturing (Yizheng) Co., Ltd., and Director at NPR of America, Inc.
Director	Nobuyasu Nara	In charge of Corporate Management Department, General Affairs Department, Information System Department and Safety and Health Promotion Department, Director at NPR Iwate Co., Ltd., Director at NPR Fukushima Works Co., Ltd., and Director and Chairman at SIAM NPR Co., Ltd.
Director	Hiromi Nakazawa	Directors Who Are Audit & Supervisory from outside the Company at RICOH LEASING COMPANY, LTD.
Director who is a full-time Audit & Supervisory Committee Member	Hiroto Koeba	Audit & Supervisory Board Member at NPR Iwate Co., Ltd., Audit & Supervisory Board Member at NPR Fukushima Works Co., Ltd., and Audit & Supervisory Board Member at Noermeca Asia Co., Ltd.
Director who is an Audit & Supervisory Committee Member	Hiroki Kimura	President and Representative Director at Asahi Mutual Life Insurance Company, Councilor at The Institute of Medical Science, Asahi Life Foundation, Audit & Supervisory Board Member (Outside) at The Yokohama Rubber Co., Ltd., and Audit & Supervisory Board Member (External) at Zeon Corporation

Director who is an Audit & Supervisory Committee Member	Yoshihide Hino	Partner at Tokyo Hatchobori Law Office

(Notes)	1. Among the Directors, Ms. Hiromi Nakazawa, Mr. Hiroki Kimura and Mr. Yoshihide Hino are Outside Directors. The Company has reported Ms. Hiromi Nakazawa, Mr. Hiroki Kimura and Mr. Yoshihide Hino as independent directors who does not have conflicts of interest with shareholders and investors, in accordance with the rules of Tokyo Stock Exchange, Inc.

2. The Company has appointed Mr. Hiroto Koeba as Full-time Audit & Supervisory Committee Member. The reasons for the selection is to enhance the effectiveness of the activities of the Audit & Supervisory Committee by establishing an auditing environment and sharing information among all Audit & Supervisory Committee Members obtained through attending important meetings, regular hearing of business reports from business execution departments, as well as collaborations with the Accounting Auditor and the Internal Audit Department, etc.

3. The Audit & Supervisory Committee Members’ knowledge of finance and accounting is as follows.

Mr. Hiroto Koeba, Full-time Audit & Supervisory Committee Member, has many years of experience in the Accounting and Finance Department of the Company and has considerable knowledge of finance and accounting.

Mr. Hiroki Kimura, Outside Audit & Supervisory Committee Member, has extensive experience in overall management in the life insurance industry and has considerable knowledge of finance and accounting.

② Overview of the Limited Liability Agreement

The Company has entered into an agreement with the respective Outside Directors (including Directors who are Audit & Supervisory Committee Members) in accordance with Article 427, Paragraph 1 of the Companies Act to limit his/her liability pursuant to Article 423, Paragraph 1 of the Companies Act. The maximum amount of liability pursuant to the agreement is the amount stipulated by laws and regulations.

③ Overview of the Directors and Officers Liability Insurance Policy

The Company has entered into a directors and officers liability insurance policy as defined under Article 430-3, Paragraph 1 of the Companies Act, to ensure that the legally liable damages and associated litigation cost incurred by the insured person in the event of a claim for damages made against the insured person during the insurance period due to acts performed by him/her based on his/her position will be indemnified under such insurance policy. However, the Company takes measures to ensure that the appropriateness of the execution of duties by Directors and officers is not impaired by exempting compensation for damages caused by criminal acts such as bribery or intentional violations. In addition, there is a provision for an exemption amount in the insurance contract and damages up to the exemption amount are not covered.

The insured persons under the directors and officers’ liability insurance policy are Directors of the Company and its subsidiaries (including Outside Directors and Directors who are Outside Audit & Supervisory Committee Members), Audit & Supervisory Board Members, Executive Officers, important employees (such as managers appointed by the Board of Directors), retiring officers, and the Company pays the full amount of the insurance premium for all insured persons.

④ Policy for Determining the Details of Remuneration for Individual Directors

(a) Method for Determining the Policy for Determining the Amount of Remuneration for Directors

As for the basic policy for determining the amount of remuneration for Directors of the Company, Directors (excluding Directors who are Audit & Supervisory Committee Members) and Directors who are Audit & Supervisory Committee Members are distinguished, and the policy for determining the remuneration of Directors (excluding Directors who are Audit & Supervisory Committee Members) is determined upon the resolution of the Board of Directors based on the deliberations and reports of Nomination and Remuneration Advisory Committee, and the policy for determining the remuneration of Directors who are Audit & Supervisory Committee Members is determined by discussion of the Audit & Supervisory Committee.

(b) Basic Policy for Determining the Amount of Remuneration for Directors

The remuneration of the Company’s Directors is appropriate for attracting and maintaining excellent human resources who practice the realization of the Company’s Corporate philosophy and are arousing their motivation to thoroughly fulfill their expected roles in the sustainable enhancement of corporate and shareholder value. Specifically, remuneration for Directors responsible for business execution consists of basic remuneration, performance-based remuneration, and share-based remuneration. Remuneration for Directors who are Audit & Supervisory Committee Members and Outside Directors responsible for supervisory functions consists of basic remuneration only.

In order to fulfill the accountability to shareholders and other stakeholders with regard to the content of remuneration for Directors, the Company ensures rationality, objectivity, and transparency in both the content of remuneration and the decision-making process.

(c) Remuneration Structure for Directors (excluding Directors who are Audit & Supervisory Committee Members and Outside Directors)

The remuneration for Directors (excluding Directors who are Audit & Supervisory Committee Members and Outside Directors) consists of basic remuneration, which is a fixed remuneration, and performance-based remuneration and share-based remuneration, which fluctuate depending on business performance. The ratio of basic remuneration, performance-based remuneration and share-based remuneration is approximately 7:2:1.

ⅰ. Basic Remuneration

Basic remuneration is a monetary fixed remuneration paid on a monthly basis. The amount of basic remuneration shall be determined according to the position, responsibility, and other factors, and shall be reviewed as appropriate and based on deliberations and reports by the Remuneration Advisory Committee in consideration of performance, remuneration packages at other companies, social conditions, etc.

ⅱ. Performance-based Remuneration

　　・Details of the Performance Indicator and the Reasons for Their Selection

In order to realize sustainable enhancement of corporate value, the Company strives to improve growth potential and efficiency, and for performance-based remuneration for Directors (excluding Directors who are Audit & Supervisory Committee Members and Outside Directors), ordinary income (consolidated) is used as an indicator taking into account the characteristics of the Company’s business.

　　・Method for Calculating the Amount or Number of Performance-based Remuneration

The Company introduced performance-based remuneration into monetary remuneration for Directors (excluding Directors who are Audit & Supervisory Committee Members and Outside Directors). Performance-based remuneration under monetary remuneration is paid at a certain time every year, up to a maximum of 100 million yen, calculated using the consolidated ordinary income of each fiscal year as an indicator in order to raise awareness of performance improvement, and based on points corresponding to each Director’s position based on the following formula determined by the Board of Directors. The reason for using consolidated ordinary income as an indicator is based on the judgment that non-operating profits and losses, such as interest costs and incomes and foreign exchange profits and losses, for which risk control should be carried out in the course of management, should also be taken into consideration.

Changes in ordinary income (consolidated) including the fiscal year under review are as described in “(2) Status of Assets, Profit and Loss,” under “1. Status of the Company” and the payment month is June.

Method of Calculation for Performance-based Remuneration

　Consolidated ordinary income (rounded down to the nearest million yen) × 1.2% = a (rounded down to the nearest million yen)

a × each Director’s points / Total points of Directors

　Number and points of Directors by position

Position	Number of persons	Points	Total points
Representative Director and President	1	100	100
Representative Director and Executive Vice President	0	82	0
Representative Director and Senior Managing Executive Officer	1	77	77
Director and Managing Executive Officer	3	68	204
Total	5	-	381

(Notes) The above figures are calculated based on the number of Directors as of March 31 2023.

(Other Considerations)

・Directors are executive officers as stipulated in Article 34, Paragraph 1, Item 3 of the Corporation Tax Act.

・The consolidated ordinary income (“indicators on profits” as stipulated in Article 34, Paragraph 1, Item 3 (a) of the Corporation Tax Act) used in the above formula is the consolidated ordinary income before performance-based remuneration is recorded as expenses.

・The “defined amount” as stipulated in Article 34, Paragraph 1, Item 3 (a) (1) of the Corporation Tax Act is limited to 100 million yen.

・The difference due to the rounding of individual payments is deducted from the amount paid to the Representative Director and President.

・In the event that a Director leaves office during the period of execution of his/her duties due to unavoidable circumstances, remuneration is paid based on the number of months the Director has been enrolled in during the period of execution of his/her duties (rounded up to one month).

ⅲ. Non-monetary Renumeration

For the purpose of providing an incentive to further share value with shareholders and to improve medium- to long-term business performance by having Directors who are responsible for business execution acquire and hold a certain amount of shares during their term, the Company grants such Directors restricted stocks with a transfer restriction period of 25 years at a certain time each year. The number of shares to be granted is determined based on the position, responsibilities, share price, and other factors.

(d) Reasons for the Board of Directors to Determine that the Contents of the Remuneration for Individual Directors are in Line with the Policy

In determining the content of the remuneration, etc. for individual Directors, the Nomination and Remuneration Advisory Committee, which the majority of its members are comprised of Outside Directors, examines the draft from various angles, including the consistency with the decision policy. The Board of Directors also thoroughly considers the draft to be in line with the decision policy based on the report of the Advisory Committee.

⑤ Matters Related to Resolutions of the General Meeting of Shareholders with Respect to Remuneration for Directors

At the 127th Annual General Meeting of Shareholders held on June 24, 2021, the remuneration ceiling for Directors (excluding Directors who are Audit & Supervisory Committee Members) was approved at “not more than 280 million yen per annum (including officers’ bonuses)” (of which, the portion for Outside Directors is within 30 million yen per annum), and the remuneration ceiling for Directors who are Audit & Supervisory Committee Members was approved at not more than 53 million yen per annum.

However, the amount of remuneration for Directors (excluding Directors who are Audit & Supervisory Committee Members) does not include salaries as employees of Directors who concurrently serve as employees.

In addition, at said Annual General Meeting of Shareholders, it has been separately approved that transfer restricted share-based remuneration be introduced for Directors (excluding Directors who are Audit & Supervisory Committee Members and Outside Directors) and that the ceiling of monetary claims thereto is 70 million yen or less per year.

There were six (6) Directors (excluding Directors who are Audit & Supervisory Committee Members) at the conclusion of the said General Meeting of Shareholders (including one (1) Outside Director) and three (3) Directors who are Audit & Supervisory Committee Members (including two (2) Outside Directors).

⑥ Amount of Remuneration for Directors

Category of officer	Total amount of remuneration (million yen)	Total amount of remuneration by type of remuneration (million yen)			Number of eligible officers
		Basic renumeration	Performance-based remuneration	Non-monetary remuneration
Directors (excluding Directors who are Audit & Supervisory Committee Members) (of which Outside Directors)	157 (7)	110 (7)	33 (N/A)	14 (N/A)	6 (1)
Directors who are Audit & Supervisory Committee Members (of which Outside Directors)	30 (12)	30 (12)	N/A (N/A)	N/A (N/A)	3 (2)
Total	187	140	33	14	9

(Note) 1. The amount of remuneration for Directors (excluding Directors who are Audit & Supervisory Committee Members) does not include salaries as employees of Directors who concurrently serve as employees.

⑦ Matters Related to Outside Officers

(a) Significant Concurrent Positions of the Outside Officers and Relationship with the Company

Name	Significant concurrent positions	Relationship with the Company and the companies where Outside Officers hold a significant concurrent position
Outside Director Hiromi Nakazawa	Directors Who Are Audit & Supervisory from outside the Company at RICOH LEASING COMPANY, LTD.	There are no significant transactions or other relationships with the company where Ms. Hiromi Nakazawa holds a significant concurrent position.
Outside Director (Audit & Supervisory Committee Member) Hiroki Kimura

President and Representative Director, Asahi Mutual Life Insurance Company

Councilor at The Institute of Medical Science, Asahi Life Foundation,

Audit & Supervisory Board Member (Outside), The Yokohama Rubber Co., Ltd.

Audit & Supervisory Board Member (External), Zeon Corporation

Asahi Mutual Life Insurance Company holds 259,000 shares of the Company.

There are no significant transactions or other relationships with the other companies where Mr. Hiroki Kimura holds a significant concurrent position.

Outside Director (Audit & Supervisory Committee Member) Yoshihide Hino	Partner, Tokyo Hatchobori Law Office	There are no significant transactions or other relationships with the company where Mr. Yoshihide Hino holds a significant concurrent position.

(b) Major Activities for the Fiscal Year Under Review

Name	Major activities
Outside Director Hiromi Nakazawa	She attended all 14 meetings of the Board of Directors held during the fiscal year under review. From the viewpoint of an accounting expert, she has provided advice and opinions as appropriate to ensure the appropriateness and reasonableness of decision-making by the Board of Directors. In addition to the above, she served as a member of the Nomination and Remuneration Advisory Committee of the Company and attended all meetings held in the fiscal year under review. By expressing opinions from an independent and objective standpoint, she played an important role in deliberating on the nomination of and remuneration for Directors and other officers and reporting it to the Board of Directors.
Outside Director (Audit & Supervisory Committee Member) Hiroki Kimura	He attended 13 meetings out of all 14 meetings of the Board of Directors and all 12 meetings of the Audit & Supervisory Committee held in the fiscal year under review. From the viewpoint of a company manager, he has expressed his opinions as appropriate to ensure the appropriateness of business operations. In addition to the above, he served as a member of the Nomination and Remuneration Advisory Committee of the Company and attended all meetings held in the fiscal year under review. By expressing opinions from an independent and objective standpoint, he played an important role in deliberating on the nomination of and remuneration for Directors and other officers and reporting it to the Board of Directors.
Outside Director (Audit & Supervisory Committee Member) Yoshihide Hino	He attended all 14 meetings of the Board of Directors and all 12 meetings of the Audit & Supervisory Committee held during the fiscal year under review. He expressed opinions as appropriate to ensure the adequacy of business operations mainly from a legal point of view. In addition to the above, he served as a member of the Nomination and Remuneration Advisory Committee of the Company and attended all meetings held in the fiscal year under review. By expressing opinions from an independent and objective standpoint, he played an important role in deliberating on the nomination of and remuneration for Directors and other officers and reporting it to the Board of Directors.

(4) Status of Accounting Auditor

　　① Name of Accounting Auditor Ernst & Young ShinNihon LLC

　　② Compensation to Accounting Auditor

Amount paid (million yen)
Compensation to Accounting Auditor for the fiscal year under review	55
Total amount of cash and other property benefits payable by the Company and its subsidiaries	61

(Notes) 1. The Audit & Supervisory Committee closely examined the Accounting Auditor’s audit plan (the number of audit days, the number of auditors, the verification and evaluation of performance against the audit plan for the previous fiscal year, the appropriateness of the performance of audits by the Accounting Auditor, basis for calculating the estimated compensation and others) for which explanation was received from the Accounting Auditor and changes in the compensations to accounting auditors, and thereupon decided that the amount of compensation to the Accounting Auditor is appropriate and agreed thereto pursuant to Article 399, Paragraph 1 of the Companies Act.

2. The Company’s significant overseas subsidiaries are audited by certified public accountants or audit firms other than the Company’s Accounting Auditor.

3. The audit agreement between the Accounting Auditor and the Company does not distinguish between the compensation for auditing services under the Financial Instruments and Exchange Act and the Companies Act, as it is practically impossible to distinguish them. Therefore, the amount of remuneration to be paid to the Accounting Auditor is the aggregate amount of the aforementioned remunerations.

　　③ Details of Non-audit Services Provided by the Accounting Auditor

Not applicable.

④ Policy Regarding Decisions on the Dismissal or Non-reappointment of the Accounting Auditor

If the Board of Directors determines that a situation has arisen in which the Accounting Auditor is materially impairing the Company’s auditing services, the Board of Directors will propose the dismissal or non-reappointment of the Accounting Auditor at a general meeting of shareholders with the consent of the Audit & Supervisory Committee Members or at the request of the Audit & Supervisory Committee as described below. If the Audit & Supervisory Committee determines that a situation has arisen in which the Accounting Auditor is materially impairing the Company’s auditing services, it will request the Board of Directors to submit a proposal for the dismissal or non-reappointment of the Accounting Auditor at a general meeting of shareholders. In the event that the Accounting Auditor is determined to fall under any of the items of Article 340, Paragraph 1 of the Companies Act, the Audit & Supervisory Committee will dismiss the Accounting Auditor upon the unanimous consent of the Audit & Supervisory Committee Members after discussing within the Audit & Supervisory Committee.

In this case, the Audit Supervisory Committee Member chosen by the Audit Committee will report the dismissal of the Accounting Auditor and the reasons thereof at the first general meeting of shareholders convened after the dismissal.

⑤ Description on Limited Liability Agreement

Not applicable

〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰

Figures reported in the Business Report are rounded down to the nearest unit, except for the ratios stated in “① Progress and Results of the Business” under “(1) Business Status for the Fiscal Year” under “1. Outlook of the Company” and “④ Major shareholders” under “Status of Shares” under “2. Outlook of the Company.”

Consolidated Balance Sheets

(As of March 31, 2023)

(Unit: million yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	32,654	Current liabilities	22,416
Cash and deposits	5,606	Notes and accounts payable-trade	3,725
Notes receivable-trade, accounts receivable-trade, and contract assets	11,719	Electronically recorded obligations	4,326
Merchandise and products	7,614	Short-term loans payable	5,940
Work in progress	2,612	Current portion of long-term loans payable	2,720
Raw materials and supplies	3,078	Lease liabilities	142
Other	2,048	Accrued Income taxes	380
Allowance for doubtful accounts	(24)	Notes payable-equipments	116
Fixed assets	36,188	Non-operating electronically recorded obligations	1,034
Property, plant, and equipments	28,382	Other	4,029
Buildings and structures	7,351	Fixed liabilities	8,309
Machinery and transport equipments	13,715	Long-term loans payable	3,939
Land	5,784	Lease liabilities	364
Construction in progress	723	Deferred tax liabilities	1,034
Other	807	Defined benefit plan liabilities	2,819
Intangible fixed assets	930	Other	151
Goodwill	231	Total liabilities	30,725
Other	698	(Net Assets)
Investment and other assets	6,875	Shareholders’ equity	31,417
Investment securities	5,198	Capital stock	9,839
Defined benefit plan assets	1,408	Capital surplus	6,080
Deferred tax assets	95	Retained earnings	16,265
Other	175	Treasury shares	(767)
Allowance for doubtful accounts	(2)	Accumulated other comprehensive income	4,673
		Other securities valuation differences	2,743
		Foreign currency translation adjustment	3,060
		Accumulated remeasurements of defined benefit plan	(1,130)
		Share options	67
		Non-controlling interests	1,958
		Total net assets	38,117
Total assets	68,843	Total liabilities and net assets	68,843

(Note) Stated amounts are rounded down to the nearest million yen.

Consolidated Profit and Loss Statement

(From April 1, 2022 to March 31, 2023)

(Unit: million yen)

Item	Amount
Net sales	58,524
Cost of sales	46,271
Gross profit	12,252
Selling, general, and administrative expenses	9,867
Operating profit	2,385
Non-operating revenue	607
Interest income	12
Dividend income	156
Foreign exchange gains	80
Subsidy income	64
Government grant income	85
Gain on sale of scrap	88
Other	120
Non-operating expenses	237
Interest payable	93
Loss on disposal of fixed assets	9
Commitment fees	10
Depreciation of assets for rent	32
Other	91
Ordinary profit	2,755
Extraordinary profit	104
Gain on sale of investment securities	104
Extraordinary loss	35
Impairment loss	35
Profit before tax	2,824
Income taxes-current	898
Income taxes-deferred	30
Profit	1,895
Profit attributable to non-controlling interests	87
Profit attributable to owners of parent	1,808

(Note) Stated amounts are rounded down to the nearest million yen.

Consolidated Statement of Changes in Net Assets

(From April 1, 2022 to March 31, 2023)

(Unit: million yen)

	Shareholders’ Equity
	Capital Stock	Capital Surplus	Retained Earnings	Treasury Shares	Total Shareholders’ Equity
Balance at beginning of period	9,839	6,080	14,885	(835)	29,969
Cumulative effect of changes in accounting policies			136		136
Balance at beginning of period reflecting changes to accounting policies	9,839	6,080	15,021	(835)	30,105
Changes of items during period
Dividends of surplus			(560)		(560)
Profit attributable to owners of parent			1,808		1,808
Acquisition of treasury shares				(0)	(0)
Disposal of treasury shares		(4)		68	64
Transfer of loss on disposal of treasury shares		4	(4)		－
Changes of items other than shareholders’ equity (net)
Total changes of items during period	－	－	1,243	68	1,312
Balance at end of period	9,839	6,080	16,265	(767)	31,417

	Accumulated Other Comprehensive Income				Share Options	Non-Controlling Interests	Total Net Assets
	Other Securities Valuation Differences	Foreign Currency Translation Adjustment	Accumulated Remeasurements of Defined Benefits Plan	Total Accumulated Other Comprehensive Income
Balance at beginning of period	3,351	838	(1,018)	3,171	67	1,798	35,006
Cumulative effect of changes to accounting policies		8	(52)	(43)			92
Balance at beginning of period reflecting changes to accounting policies	3,351	846	(1,070)	3,127	67	1,798	35,099
Changes of items during period
Dividends of surplus							(560)
Profit attributable to owners of parent							1,808
Acquisition of treasury shares							(0)
Disposal of treasury shares							64
Transfer of loss on disposal of treasury shares							－
Changes of items other than shareholders’ equity (net)	(607)	2,213	(60)	1,545	－	160	1,705

Total changes of items during the period	(607)	2,213	(60)	1,545	－	160	3,018
Balance at end of period	2,743	3,060	(1,130)	4,673	67	1,958	38,117

(Note) Stated amounts are rounded down to the nearest million yen.

Non-Consolidated Balance Sheets

(As of March 31, 2023)

(Unit: million yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	17,013	Current liabilities	18,740
Cash and deposits	407	Notes payable-trade	93
Notes receivable-trade	1,428	Electronically recorded obligations	2,391
Accounts receivable-trade	7,848	Accounts payable-trade	6,538
Merchandise and products	1,582	Short-term loans payable	4,770
Work in progress	1,154	Current portion of long-term loans payable	2,560
Raw materials and supplies	586	Lease liabilities	62
Prepaid expenses	85	Accounts payable-other	252
Advance payments	23	Accrued expenses	1,085
Short-term loans to related companies	2,629	Advances received	4
Accounts receivable-other	1,004	Accrued income taxes	171
Other	262	Deposits	287
Fixed assets	39,107	Notes payable-equipment	52
Property, plant, and equipment	13,706	Non-operating electronically recorded obligations	469
Buildings	3,564	Fixed liabilities	5,099
Structures	125	Long-term loans payable	3,699
Machinery and equipment	5,768	Lease liabilities	172
Vehicles and transport equipment	4	Deferred tax liabilities	1,163
Tools, instruments, and furnishings	243	Other	63
Land	3,764	Total liabilities	23,839
Construction in progress	235	(Net assets)
Intangible fixed assets	186	Shareholders’ equity	29,470
Software	181	Capital stock	9,839
Other	4	Capital surplus	5,810
Investment and other assets	25,215	Capital reserves	5,810
Investment securities	5,198	Retained earnings	14,587
Related company shares	16,276	Other retained earnings	14,587
Capital contributions	1	Reserve for reduction entry of fixed assets	6
Capital contributions to related companies	2,536	Special reserve	1,600
Long-term loans to related companies	260	Retained earnings brought forward	12,981
Prepaid pension expenses	822	Treasury shares	(767)
Other	121	Valuation and translation differences	2,743
Allowance for doubtful accounts	(2)	Other securities valuation differences	2,743
		Share options	67
		Total net assets	32,280
Total assets	56,120	Total liabilities and net assets	56,120

(Note) Stated amounts are rounded down to the nearest million yen.

Non-Consolidated Profit and Loss Statement

(From April 1, 2022 to March 31, 2023)

(Unit: million yen)

Item	Amount
Net sales	34,945
Cost of sales	28,755
Gross profit	6,190
Selling, general, and administrative expenses	5,906
Operating profit	283
Non-operating revenue	1,796
Interest income	22
Dividend income	1,508
Rent income	37
Foreign exchange gains	152
Other	75
Non-operating expenses	209
Interest payable	94
Loss on disposal of fixed assets	7
Depreciation of assets for rent	32
Other	75
Ordinary profit	1,870
Extraordinary profit	104
Gains on sale of investment securities	104
Profit before tax	1,974
Income taxes-current	342
Income taxes-deferred	(57)
Profit	1,689

(Note) Stated amounts are rounded down to the nearest million yen.

Non-Consolidated Statement of Changes in Net Assets

(From April 1, 2022 to March 31, 2023

(Unit: million yen)

	Shareholders’ Equity
	Capital Stock	Capital Surplus			Retained Earnings
		Capital Reserves	Other Capital Surplus	Total Capital Surplus	Other Retained Earnings			Total Retained Earnings
					Reserve for Reduction Entry of Fixed Assets	Special Reserve	Retained Earnings Brought Forward
Balance at beginning of period	9,839	5,810	－	5,810	6	1,600	11,855	13,461
Changes of items during period
Reversal of reserve for reduction entry of fixed assets					(0)		0	－
Dividends of surplus							(560)	(560)
Profit							1,689	1,689
Acquisition of treasury shares
Disposal of treasury shares			(4)	(4)				－
Transfer of loss on disposal of treasury shares			4	4			(4)	(4)
Changes of items other than shareholders’ equity (net)
Total changes of items during period	－	－	－	－	(0)	－	1,126	1,125
Balance at end of period	9,839	5,810	－	5,810	6	1,600	12,981	14,587

	Shareholders’ Equity		Valuation and Translation Differences		Share Options	Total Net Assets
	Treasury Shares	Total Shareholders’ Equity	Other Securities Valuation Differences	Total Valuation and Translation Differences
Balance at beginning of period	(835)	28,276	3,351	3,351	67	31,694
Changes of items during period
Reversal of reserve for reduction entry of fixed assets						－
Dividends of surplus		(560)				(560)
Profit		1,689				1,689
Acquisition of treasury shares	(0)	(0)				(0)
Disposal of treasury shares	68	64				64
Transfer of loss on disposal of treasury shares						－
Changes of items other than shareholders’ equity (net)			(607)	(607)		(607)
Total changes of items during period	68	1,193	(607)	(607)	－	586
Balance at end of period	(767)	29,470	2,743	2,743	67	32,280

(Note) Stated amounts are rounded down to the nearest million yen.

Accounting Audit Report on Consolidated Financial Statements

Independent Auditor’s Report

(English Translation*)

May 17, 2023

To the Board of Directors of Nippon Piston Ring Co., Ltd.

Ernst & Young ShinNihon LLC

Tokyo Head Office

Designated
Limited

Liability Partner                      CPA           Yuji Mukaide

Engagement
Partner

Designated
Limited Liability
Partner                                 CPA           Masaki Yoshioka

Engagement
Partner

Opinion

We have audited, pursuant to Article 444, Paragraph 4 of the Companies Act of Japan, the accompanying consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of profit and loss, the consolidated statements of changes in net assets and the notes to consolidated financial statements, of Nippon Piston Ring Co., Ltd. (the “Company”) for the fiscal year from April 1, 2022 to March 31, 2023.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and the financial performance of the Company and its consolidated subsidiaries for the period covered by the consolidated financial statements in accordance with the accounting principles generally accepted in Japan.

Basis for the Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the relevant professional ethical requirements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The other information comprises the Business Report and its accompanying supplementary schedules. Management is responsible for the preparation and disclosure of the other information and the Audit & Supervisory Committee is responsible for overseeing the Directors’ execution of duties relating to the design and operation of the reporting process of the other information.

Our opinion on the consolidated financial statements does not cover the descriptions in other information and we do not express any form of opinion thereon.

Our responsibility in connection with our audit of the consolidated financial statements is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements, or our knowledge obtained in the course of the audit or otherwise pay close attention to appearances of material misstatements.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of Management and the Audit & Supervisory Committee for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the auditing standards generally accepted in Japan, and for the design and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatements, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the appropriateness of use of the going concern basis of accounting and disclosing, as applicable, matters related to going concern in accordance with the auditing standards generally accepted in Japan.

The Audit & Supervisory Committee is responsible for overseeing the performance of duties of the Directors in the design and operation of the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our responsibilities are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatements, whether due to fraud or error, and to issue an opinion in a report from an independent standpoint. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•    Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•    Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances when assessing the risks, while the purpose of the consolidated financial statements audit is not to express an opinion on the effectiveness of the Company’s internal control.

•    Evaluate the appropriateness of accounting policies and their applications which management adopted, and the reasonableness of the accounting estimates and the appropriateness of the related disclosures made by management.

•    Conclude on the appropriateness of management’s use of the going concern basis of accounting in preparing the consolidated financial statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists with respect to the going concern basis, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•    Assess whether the presentation of the consolidated financial statements and the related disclosures therein are prepared in accordance with the auditing standards generally accepted in Japan, as well as whether the presentations, compositions, and contents of the consolidated financial statements and related disclosures therein properly present the transactions and accounting events on which the consolidated financial statements are based.

•    Obtain sufficient and appropriate audit evidence about the financial information of the Company and its consolidated subsidiaries to express an opinion on the consolidated financial statements. The auditor is responsible for the direction, supervision, and implementation of the audit of the consolidated financial statements. The auditor is solely responsible for the audit opinion.

We communicate with the Audit & Supervisory Committee regarding, among other matters required by the auditing standards, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Audit & Supervisory Committee with a statement that we have complied with relevant professional ethical requirements in Japan regarding independence and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards in order to remove or reduce the risk of matters which may deteriorate our independence.

Interests required to be disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Company and its consolidated subsidiaries that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

* Notes to the Readers of Independent Auditor’s Report This is an English translation of the Independent Auditor’s Report as required by the Companies Act of Japan for the conveniences of the readers.

Accounting Audit Report on Non-consolidated Financial Statements

Independent Auditor’s Report

(English Translation*)

May 7, 2023

To the Board of Directors of Nippon Piston Ring Co., Ltd.

Ernst & Young ShinNihon LLC

Tokyo Head Office

Designated
Limited
Liability Partner         CPA               Yuji Mukaide

Engagement
Partner

Designated Limited
Liability Partner         CPA               Masaki Yoshioka

Engagement
Partner

Opinion

We have audited, pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act of Japan, the accompanying financial statements, which comprise the balance sheet, statement of profit and loss, statement of changes in net assets and notes to the financial statements, and the supplementary schedules (the “Financial Statements”) of Nippon Piston Ring Co., Ltd. (the “Company”) for the 127th fiscal year from April 1, 2022 to March 31, 2023.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position and the financial performance of the Company for the period covered by the Financial Statements in accordance with the accounting principles generally accepted in Japan.

Basis for the Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements and the Supplementary Schedules section of our report. We are independent of the Company in accordance with the relevant professional ethical requirements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The other information comprises the Business Report and its accompanying supplementary schedules. Management is responsible for the preparation and disclosure of the other information and the Audit & Supervisory Committee is responsible for overseeing the Directors’ execution of duties relating to the design and operation of the reporting process of the other information.

Our opinion on the Financial Statements does not cover the other information and we do not express any form of opinion thereon.

Our responsibility in connection with our audit of the Financial Statements is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the Financial Statements or our knowledge obtained in the course of audit or otherwise pay close attention to appearances of material misstatements.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of Management and the Audit & Supervisory Committee for the Financial Statements

Management is responsible for the preparation and fair presentation of the Financial Statements in accordance with the auditing standards generally accepted in Japan, and for the design and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of the Financial Statements that are free from material misstatements, whether due to fraud or error.

In preparing the Financial Statements, management is responsible for assessing the appropriateness of use of the going concern basis of accounting, and disclosing, as applicable, matters related to going concern in accordance with the auditing standards generally accepted in Japan.

The Audit & Supervisory Committee is responsible for overseeing the performance of duties of the Directors in the design and operation of the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our responsibilities are to obtain reasonable assurance about whether the Financial Statements as a whole are free from material misstatements, whether due to fraud or error, and to issue an opinion in a report from an independent standpoint. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these Financial Statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•    Identify and assess the risks of material misstatement of the Financial Statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•    Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances when assessing the risks, while the purpose of the Financial Statements audit is not to express an opinion on the effectiveness of the Company’s internal control.

•    Evaluate the appropriateness of accounting policies and their applications which management adopted, and the reasonableness of the accounting estimates and the appropriateness of the related disclosures made by management.

•    Conclude on the appropriateness of management’s use of the going concern basis of accounting in preparing the Financial Statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists with respect to the going concern basis, we are required to draw attention in our auditor’s report to the related disclosures in the Financial Statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•    Assess whether the presentation of the Financial Statements and the related disclosures therein are prepared in accordance with the auditing standards generally accepted in Japan, as well as whether the presentations, compositions, and contents of the Financial Statements and related disclosures therein properly present the transactions and accounting events on which the Financial Statements are based.

We communicate with the Audit & Supervisory Committee regarding, among other matters required by the auditing standards, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Audit & Supervisory Committee with a statement that we have complied with relevant professional ethical requirements in Japan regarding independence and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence and, if applicable, related safeguards in order to remove or reduce the risk of matters which may deteriorate our independence.

Interests required to be disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Company that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

* Notes to the Readers of Independent Auditor’s Report This is an English translation of the Independent Auditor’s Report as required by the Companies Act of Japan for the conveniences of the readers.

Audit & Supervisory Committee’s Report

Audit Report

The Audit & Supervisory Committee has audited the execution of duties by the Directors of Nippon Piston Ring Co., Ltd. (the “Company”) during the 127th fiscal year from April 1, 2022 to March 31, 2023, and reports on its methods and results as follows.

1. Methods and Contents of Audit

The Audit & Supervisory Committee received regular reports from Directors, employees, etc. regarding the details of the resolutions of the Board of Directors concerning matters listed in Article 399-13, Paragraph 1, Item 1(b) and (c) of the Companies Act of Japan and the status of the design and operation of the internal control system established based on such resolutions, requested explanations as necessary, expressed opinions, and conducted audits in the following manner.

①   Based on the Audit & Supervisory Committee Rules adopted by the Audit & Supervisory Committee, in accordance with audit policies and assignment of duties and in cooperation with the internal audit department of the Company, the Audit & Supervisory Committee attended the meetings of the Board of Directors and other important meetings in person or online, and requested explanations as necessary, and thoroughly understood the progress and results of deliberations on matters to be discussed and reported. The Audit & Supervisory Committee also reviewed important approval documents and surveyed operations and assets at the Company’s head office and major business sites. Furthermore, the Audit & Supervisory Committee attended the meeting of the Board of Directors and other important meetings of the subsidiaries in person or online, exchanged opinions and information with the Directors and Audit & Supervisory Committee Members thereof, and received reports on business from them, as necessary.

②   With regard to the basic policy set forth in Article 118, Item 3(a) of the Regulations for Enforcement of the Companies Act of Japan and the respective initiatives set forth in (b) of the same item, as well as the matters noted in Article 118, Item 5 (a) and the judgement and reason set forth in (b) of the same item, which are all described in the Business Report, the details were examined based on the status of deliberations at meetings of the Board of Directors and other meetings.

③   The Audit & Supervisory Committee monitored and verified whether the Accounting Auditor maintained its independence and conducted appropriate audits and received reports from the Accounting Auditor on the status of the execution of their duties and requested explanations as necessary. The Audit & Supervisory Committee also received notice from the Accounting Auditor and requested explanations as necessary confirming that the “systems for ensuring that the performance of the duties of financial auditor are being carried out correctly” (as described in each item of Article 131 of the Regulations on Corporate Accounting of Japan) in accordance with the Standard on Quality Control for Audits (Business Accounting Council, October 28, 2005) has been properly designed.

Based on the aforementioned methods, the Audit & Supervisory Committee considered the Business Report and its supplementary schedules, financial statements (balance sheet, statement of profit and loss, statement of changes in net assets and notes to non-consolidated financial statements) and their supplementary schedules as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of profit and loss, consolidated statement of changes in net assets, and notes to consolidated financial statements).

2. Results of Audit

(1) Audit Results Concerning the Business Report

①   The Business Report and its supplementary schedules accurately represent the Company’s situation as required by laws and regulations and the Articles of Incorporation.

②   No irregularity or significant violation of applicable laws or regulations or the Articles of Incorporation was found with respect to the execution of duties by the Directors.

③   Resolutions of the Board of Directors concerning the internal control system are appropriate. The Audit & Supervisory Committee has nothing to point out concerning the descriptions in the Business Report or the execution of duties by the Directors with respect to the internal control system.

④   No matters to be pointed out with regard to the basic policy on the persons who control decisions on the Company’s financial and business policies were found in the Business Report. The Audit & Supervisory Committee acknowledges that Article 118, Item 3(b) of the Regulations for Enforcement of the Companies Act of Japan described in the Business Report is in line with the said basic policy and are not detrimental to the common interests of the Company’s shareholders, nor are they intended to maintain the status of the Company’s corporate officers.

(2) Audit Results Concerning Non-consolidated Financial Statements and its Supplementary Schedules

The auditing method of Ernst & Young ShinNihon LLC, the Accounting Auditor, and the results of the audit, are appropriate.

(3) Audit Results of Consolidated Financial Statements

The auditing method of Ernst & Young ShinNihon LLC, the Accounting Auditor, and the results of the audit, are appropriate.

May 22, 2023

Audit & Supervisory Committee of Nippon Piston Ring Co., Ltd.

Full-time Audit &
Supervisory Committee            Hiroto Koeba            (seal)
Member

Outside Audit &
Supervisory Committee
Member                                 Hiroki Kimura           (seal)

Outside Audit &
Supervisory Committee
Member                                Yoshihide

Hino                  (seal)

Note: Hiroki Kimura and Yoshihide Hino, who are Audit & Supervisory Committee Members, are Outside Directors as stipulated in Article 2, Item 15 and Article 331, Paragraph 6 of the Companies Act of Japan.

(NOTICE OF CONVOCATION OF THE 129th ANNUAL GENERAL MEETING OF SHAREHOLDERS)

Reference Documents for the General Meeting of Shareholders

Supplement to Proposal 1

NIPPON PISTON RING CO., LTD.

Proposal 1:      Approval of Share Transfer Plan

The Company and Riken Corporation (hereinafter referred to as “Riken”; the Company and Riken referred to collectively as “both companies”) agreed to enact a joint share transfer (hereinafter the “Joint Share Transfer”) to establish NPR-RIKEN CORPORATION (hereinafter the “Joint Holding Company”), which will become a wholly owning parent company of both companies effective October 2, 2023 (hereinafter the “Effective Date”) and upon resolutions of their respective Board of Directors at the meeting held on May 23, 2023, jointly prepared a share transfer plan as of the same date.

Therefore, we request your approval of the share transfer plan (hereinafter the “Joint Share Transfer Plan”) to effect the Joint Share Transfer.

The reason for carrying out the Joint Share Transfer, an overview of the contents of the Joint Share Transfer Plan, and other matters related to this proposal are shown below.

1. Reason for the Joint Share Transfer

(1) Background of the Joint Share Transfer

The Company was established in 1934, and has been supplying high-performance, high-quality internal combustion engine parts including piston rings, valve seats, and camshafts based on our own technology, and in this way, we have contributed to the progress of motorization globally.

Riken was founded in 1927 with the aim of bringing research results from the Institute of Physical and Chemical Research to the market, and since then, it has continued refining its surface treatment technologies, processing technologies, and material technologies for its main products including piston rings. In this way, Riken has contributed to the development of the global automobile industry for over 90 years.

The automobile industry is undergoing a once-in-a-century transformation, and market awareness of engine parts has become more severe. At the same time, while people are focusing more on environmental issues, internal combustion engines will continue to be the main powertrains for the foreseeable future, so it is the mission of both companies to develop engine parts that are environmentally friendly. Both companies believe that it is necessary to increase investment in new business areas in addition to internal combustion engine peripheral parts based on global trends such as SDGs, ESG, and decarbonization.

As a first step toward future development, the Company and Riken will utilize their brands that have been established over many decades through management integration. Both companies recognize that by properly allocating management resources and developing new core business under integrated governance, it will be possible to accelerate efforts to achieve decarbonization as both companies generate powerful synergies, and evolve into a completely new business entity, which will result in sustainable growth and improve the corporate value for both companies. By sharing this recognition, the two companies jointly prepared the Joint Share Transfer Plan under the conviction that such decision is the optimal choice for the shareholders, employees, and all stakeholders of both companies.

(2) Purpose of the Joint Share Transfer and expected synergistic effect

Under this Joint Share Transfer, both companies will endeavor to integrate and utilize the management resources of both companies by creating synergies in order to strengthen the profitability of existing businesses, especially automobile engine parts, and will work with a sense of urgency on new core businesses and creation of new products in the area of non-automotive engine parts including marine engine, hydrogen, new energy business, thermal engineering, EMC (electromagnetic compatibility) business, metamolds (metal powder injection molding), medical equipment, and axial gap type motors (thin, disk-shape high-torque motors). The aim of both companies is to achieve global development of unique functional parts and key components that can be applied to the proprietary technologies of both companies with the goal of further improving corporate value by evolving into a completely new type of leading company.

(i)	Strengthening existing businesses by shifting management resources and quickly developing new core products

Companies in the automobile industry have been forced to improve their technical capabilities and reform their organizations in recent years in response to newly developed fields such as CASE and MaaS Both companies must collaborate with external institutions and research facilities to develop technological capabilities that will result in differentiation, and ensure resources for creating innovation. The purpose of the Joint Share Transfer is to achieve the following:

[Strengthen ability to generate cash flow in existing businesses]

Both companies will work to improve business efficiency and strengthen development capabilities by adjusting the capital investment level, optimizing production over a wide area, and by centralizing and effectively utilizing development themes. Based on such efforts, earning power will be improved and our ability to generate cash flow will strengthen while also meeting the expectations of customers for high-quality, low-cost products.

[New core businesses and creation of new products]

Improving the efficiency of existing businesses will make it possible to integrate resources that had been allocated to the development of internal combustion engines for making a bold shift to new core businesses and new product fields. We will accelerate investment in effective new product development, promote sharing between technologies and bases, and quickly develop new products that have high added value and cost competitiveness.

(ii)	Strengthening ability to respond in an increasingly decarbonized society

The world is moving toward a decarbonized society. Therefore, both companies must respond to global environmental issues. By combining and developing the technologies and resources related to products and production cultivated by both companies, it will be possible to develop technologies in the environmental field and accelerate product decarbonization. We will actively work to reduce carbon dioxide emissions throughout the supply chain and actively contribute toward realizing a sustainable society.

(iii)	Reducing cost through shared resource usage including infrastructure

By improving productivity throughout the supply chain, from purchasing and production to sales, and by standardizing the in-house production processes of both companies, we will reduce outflow costs, reduce procurement costs through joint purchasing, and improve efficiency by eliminating duplicate systems and indirect operations, resulting in better operational efficiency and cost reduction while ensuing competitive advantage.

(iv)	Reducing manufacturing costs through better production efficiency based on complementary products, and timely and appropriate responses to supply responsibilities

By taking advantage of the technologies and infrastructure owned by both companies, it will be possible to promote shared use of factories and optimize production bases beyond the conventional framework with the goal of realizing significant productivity improvements, expanding the system for supplying high-quality products, and reducing fixed costs. We also intend to fulfill supply responsibilities to customers in a timely and appropriate manner by establishing a sustainable production system.

(v)	Enhancing human skills by exchanging people and technologies

Actively exchanging the knowledge and technologies possessed by executives and employees in both companies will produce opportunities in various areas and positions for creating new ideas that leverage the strengths of both companies. We will therefore endeavor to establish an environment in each workplace that allows for greater employee engagement.

2. Overview of the Joint Share Transfer Plan

The following “Share Transfer Plan (Copy)” provides details on the Joint Share Transfer Plan.

Share Transfer Plan (Copy)

Riken Corporation (hereinafter referred to as the “First Party”) and Nippon Piston Ring Co., Ltd. (hereinafter referred to as the “Second Party”) have agreed to carry out a share transfer through a joint share transfer, and have jointly prepare this Share Transfer Plan (hereinafter referred to as the “Plan”) according to the following.

Article 1 (Share transfer)

According to the provisions of this Plan, the First and Second Parties shall establish a wholly owning parent company (hereinafter referred to as the “New Company”) via by means of a joint share transfer that causes the New Company to acquire all of the issued shares of the First Party and Second Party on the date of establishment (as defined in Article 7; the same shall apply hereinafter) by means of a share transfer (hereinafter referred to as the “share transfer”), and the First and Second Parties shall become wholly owned subsidiaries of the New Company.

Article 2      (Purpose of the New Company, trade name, location of head office, total number of authorized shares, and other matters stipulated in the Articles of Incorporation)

1.	The purpose, trade name, location of the head office and total number of authorized shares of the New Company shall be according to the following items.
(1)	Purpose

The purpose of the New Company shall be as described in Article 2 of the Articles of Incorporation in Attachment 1.

(2)	Trade name

The trade name of the New Company shall beリケンNPR株式会社, and the name in English shall be NPR-RIKEN CORPORATION.

(3)	Location of head office

The head office of the New Company shall be located in Chiyoda-ku, Tokyo, and the address of the head office shall be 8-1, Sanbancho, Chiyoda-ku, Tokyo.

(4)	Total number of authorized shares

The total number of authorized shares of the New Company shall be 59,935,000 shares.

2.	In addition to the matters listed in the preceding paragraphs, matters stipulated in the Articles of Incorporation of the New Company shall be as stated in Attachment 1 of the Articles of Incorporation.

Article 3      (Names of Directors and names of Accounting Auditors at the time the New Company is established)

1.	The names of the Directors at the time the New Company is established (excluding Directors at the time of incorporation who are Audit and Supervisory Committee members at the time of incorporation) shall be according to the following.

Director (Plan to appoint Representative Director, Chairman and CEO)       Yasunori Maekawa

Director (Plan to appoint Representative Director, President and COO)      Teruo Takahashi

Director                                                           Kaoru Itoh

Director                                                            Yuji Sakamoto

Director                                                            Hidehiro Sakaba

Director                                                            Masaaki Fujita

Outside Director (Part-time)                                Eiji Hirano

Outside Director (Part-time)                                Masako Kurosawa

2.	The names of the Directors at the time of establishment who serve as Audit and Supervisory Committee members at the time the New Company is established shall be according to the following.

Director (Audit and Supervisory Committee Member)                              Kouei Watanabe

Director (Audit and Supervisory Committee Member)                              Hiroto Koeba

Outside Director (Audit and Supervisory Committee Member) (Part-time)            Osamu Honda

Outside Director (Audit and Supervisory Committee Member) (Part-time)            Hiroki Kimura

Outside Director (Audit and Supervisory Committee Member) (Part-time)            Tatsuya Sakuma

3.	The names of the Accounting Auditor at the time the New Company is established shall be according to the following.

Deloitte Touche Tohmatsu LLC

Article 4      (Matters related to the number of shares of the New Company to be issued upon the share transfer, and their allotment)

1.	For shareholders of the First and Second Parties just prior to the time that all of the issued shares of the First and Second Parties are acquired (hereinafter referred to as the “base time”), at the time of the share transfer, the New Company shall issue common stock of the New Company (hereinafter referred to as “issued shares”) equal to the total number obtained by multiplying the total number of common shares issued by the First Party at the time of the base time by 2, and the total number of common shares issued by the Second Party at the time of the base time multiplied by 1.02 in place of the common shares of the First and Second Parties held respectively by them.
2.	The New Company shall allocate the shares to be issued according to the provisions of the preceding paragraph to the shareholders of the First and Second Parties at the time of the base time according to following ratio (hereinafter referred to as the “share transfer ratio”).
(1)	For shareholders of the First Party, two shares of common stock of the New Company for each share of common stock of the First Party held

(2)	For shareholders of the Second Party, 1.02 shares of common stock of the New Company for each share of common stock of the Second Party held
3.	For the calculations in the preceding two paragraphs, fractions of less than one share shall be handled in accordance with Article 234 of the Companies Act and other related laws and regulations.

Article 5      (Matters related to the amount of capital and reserves of the New Company)

The amount of capital and reserves on the date the New Company is established shall be according to the following.

(1)	Amount of capital: 5,000,000,000 yen
(2)	Amount of legal capital surplus: 1,250,000,000 yen
(3)	Amount of legal reserved surplus: 0 yen
(4)	Amount of capital surplus: This shall be the amount obtained by subtracting the total amount of (1) and (2) above from the change in shareholders equity as stipulated in Article 52, Paragraph 1 of the Regulations on Corporate Accounting.

Article 6      (Stock acquisition rights to be issued upon share transfer and their allocation)

1.	Issuance of Stock Acquisition Rights
(1)	At the time of the share transfer, the New Company shall issue the stock acquisition rights listed in Column 2 for the New Company that are equal to the total number of the relevant stock acquisition rights as of the time of the base time to persons with stock acquisition rights for each stock acquisition right issued by the First Party listed in ① to ④ of Column 1 in the following table as of the time of the base time in place of the stock acquisition rights of the First Party owned by each party.
	Column 1		Column 2
	Name	Contents	Name	Contents
①	Riken Corporation Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 2 1-①	NPR-RIKEN CORPORATION 1st Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-①
②	Riken Corporation Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 2 1-②	NPR-RIKEN CORPORATION 2nd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-②
③	Riken Corporation Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 2 1-③	NPR-RIKEN CORPORATION 3rd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-③
④	Riken Corporation Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 2 1-④	NPR-RIKEN CORPORATION 4th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-④

(2)	At the time of the share transfer, the New Company shall issue the stock acquisition rights listed in Column 2 for the New Company that are equal to the total number of the relevant stock acquisition rights as of the time of the base time to persons with stock acquisition rights for each stock acquisition right issued by the Second Party listed in ① to ⑧ of Column 1 in the following table as of the time of the base time in place of the stock acquisition right of the Second Party owned by each party.
	Column 1		Column 2
	Name	Contents	Name	Contents
①	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2008 (Stock Compensation-type Stock Options)	Attachment 3 1-①	NPR-RIKEN CORPORATION 5th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-①
②	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2013 (Stock Compensation-type Stock Options)	Attachment 3 1-②	NPR-RIKEN CORPORATION 6th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-②

	Column 1		Column 2
	Name	Contents	Name	Contents
③	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 3 1-③	NPR-RIKEN CORPORATION 7th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-③
④	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 3 1-④	NPR-RIKEN CORPORATION 8th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-④
⑤	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 3 1-⑤	NPR-RIKEN CORPORATION 9th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑤
⑥	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 3 1-⑥	NPR-RIKEN CORPORATION 10th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑥
⑦	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2018 (Stock Compensation-type Stock Options)	Attachment 3 1-⑦	NPR-RIKEN CORPORATION 11th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑦
⑧	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2019 (Stock Compensation-type Stock Options)	Attachment 3 1-⑧	NPR-RIKEN CORPORATION 12th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑧

2.	Allotment of Stock Acquisition Rights
(1)	When Stock Transfer is performed, for one stock acquisition right listed in ① to ④ of Column 1 of the table in (1) of the preceding paragraph owned by persons with stock acquisition rights of the First Party at the time of the base time, the New Company shall allocate one stock acquisition right of the New Company listed in Column 2, respectively.
(2)	When Stock Transfer is performed, for one stock acquisition right listed in ① to ⑧ of Column 1 of the table in (2) of the preceding paragraph owned by persons with stock acquisition rights of the Second Party at the time of the base time, the New Company shall allocate one stock acquisition right of the New Company listed in Column 2, respectively.

Article 7      (Date of establishment of the New Company)

The date on which the establishment of the New Company is registered (hereinafter referred to as the “establishment date”) shall be October 2, 2023. However, this may be changed upon mutual agreement between the First and Second Parties due to necessary proceedings related to the share transfer and other reasons.

Article 8      (Shareholders meetings for approval of the Share Transfer Plan)

1.	The First Party shall convene a general meeting of shareholders on June 23, 2023 for gaining approval of the Plan and passing resolutions for matters necessary for the share transfer.
2.	The Second Party shall convene a general meeting of shareholders on June 23, 2023 for gaining approval of the Plan and passing resolutions for matters necessary for the share transfer.
3.	If necessary for share transfer procedures or other reasons, the date of each General Meeting of Shareholders for gaining approval of the Plan stipulated in the preceding two paragraphs and for resolutions on the matters necessary for the share transfer may be changed based on mutual agreement after consultation.

Article 9      (Stock listing and administrator of shareholder registry for the New Company)

1.	On the establishment date, the New Company plans to list the common stock to be issued on the prime market of the Tokyo Stock Exchange, and necessary procedures for the listing shall be performed with mutual cooperation based on consultation between the First and Second Parties.
2.	The First and Second Parties shall cooperate with each other to carry out necessary procedures for maintaining the listing of common stock issued by the New Company on the Prime Market of the Tokyo Stock Exchange.
3.	Sumitomo Mitsui Trust Bank, Limited shall be the shareholder register administrator at the time of the establishment of the New Company.

Article 10      (Dividends of surplus)

1.	Dividends of surplus up to 60 yen per share may be paid by the First Party to shareholders or registered pledgees of shares listed or recorded in the final shareholder registry as of March 31, 2023. In addition, if the date of establishment of the New Company is on or after October 1, 2023, the First Party may pay interim dividends up to 60 yen per share to the shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of September 30, 2023.
2.	Dividends of surplus up to 50 yen per share may be paid by the Second Party to shareholders or registered pledgees of shares listed or recorded in the final shareholder registry as of March 31, 2023. In addition, if the date of establishment of the New Company is on or after October 1, 2023, the Second Party may pay interim dividends up to 35 yen per share to the shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of September 30, 2023.
3.	Except for cases specified in the preceding two paragraphs, after the creation of this Plan, the First and Second Parties shall not adopt any resolution for dividends of surplus with a record date prior to the establishment date of the New Company. However, this shall not apply in cases where an agreement has been made after consultation between the First and Second Parties.

Article 11      (Cancellation of treasury stock)

Based on a resolution of their respective boards of directors held by the day before the establishment date of the New Company, the First and Second Parties shall cancel all of the treasury stock held by each party at the base time (including treasury stock acquired in response to a request from dissenting shareholders for purchase of shares as specified in Article 806, Paragraph 1 of the Companies Act issued at the stock transfer).

Article 12      (Management of company assets, etc.)

1.	After the creation of this Plan, the First and Second Parties shall execute their business and manage and operate their assets with the care of a good manager until the establishment date of the New Company, and shall have their subsidiaries execute their duties and manage and operate property with the care of a good manager. Unless otherwise specified in this Plan, the First and Second Parties shall consult in advance and obtain the consent of the other party before taking any action that could have a significant impact on their property or rights and obligations, or have the other party execute it.
2.	During the period from the creation of the Plan until the establishment date of the New Company, if the First or Second Parties finds any reason or event that may have a significant negative effect on the execution of the share transfer or the rationality of the share transfer ratio, the First and Second Parties shall promptly notify the other party to that effect in writing, and the First and Second Parties shall discuss the matter in good faith.

Article 13      (Effectiveness of this plan)

This Plan shall become invalid if the First Party or Second Party is not able to obtain approval of the Plan and resolutions on matters necessary for the share transfer at the general meeting of shareholders as stipulated in Article 8, or if permission or approval required for the implementation of the share transfer is not obtained from the relevant government agencies by the establishment date of the New Company, or if the share transfer is canceled pursuant to the following article.

Article 14      (Change in the share transfer terms or cancellation of the share transfer)

The First Party and Second Party may change the contents of this Plan or the terms and conditions of the share transfer, etc. or cancel this Plan if a significant change occurs in the financial or management status of either the First Party or Second Party during the period from the creation of this Plan until the establishment date of the New Company, or if a serious obstacle to the implementation of the share transfer arises or becomes apparent, or if it becomes extremely difficult to achieve the objectives of the Plan.

Article 15      (Consultation in good faith)

Matters not stipulated in this Plan and other matters necessary for the share transfer shall be determined based on mutual consent after consultation in good faith between the First and Second Parties in accordance with the purpose of the Plan.

In witness whereof, the parties hereto certify that this Plan has been prepared in duplicate as described above with each party retaining one copy after affixing their name and seal.

May 23, 2023

(First Party)

8-1, Sanbancho, Chiyoda-ku, Tokyo

Riken Corporation

Representative Director and President Yasunori Maekawa

(Second Party)

5-12-10, Honmachi-Higashi, Chuo-ku, Saitama City, Saitama

Nippon Piston Ring Co., Ltd.

Representative Director and President Teruo Takahashi

Attachment 1

NPR-RIKEN CORPORATION Articles of Incorporation

Chapter 1 General Rules

(Trade name)

Article 1 The name of the Company shall be Riken NPR kabushiki-gaisha, and the name in English shall be NPR-RIKEN CORPORATION.

(Purpose)

Article 2 The purpose of the Company shall be to manage the business activities of the following companies by operating the following businesses and owning shares or equity in the companies that operate these businesses.

(1)	Development, manufacture and sale of precision machine parts
(2)	Development, manufacture and sale of parts for transportation, construction machinery, agricultural machinery, ships and aircraft
(3)	Development, manufacture and sale of plumbing equipment
(4)	Development, manufacture and sale of heating wires and heating equipment
(5)	Development, manufacture and sale of electrical, communication and electronic equipment and parts
(6)	Development, manufacture and sale of medical and disaster emergency equipment, machinery, instruments and related products such as parts and materials
(7)	Development and installation of industrial furnaces and incinerators
(8)	Development and installation of electromagnetic environment testing facilities, sale of such testing equipment, and measurement services
(9)	Development, manufacture and sale of equipment and parts for renewable energy and decarbonization, and power generation services
(10)	Construction, real estate, transportation, temporary staffing, sale of goods, fuel sales, insurance sales, operation of sports facilities, financial services, etc.
(11)	Any businesses incidental or related to the preceding items

(Location of head office)

Article 3 The head office of the Company shall be located in Chiyoda-ku, Tokyo.

(Institution)

Article 4 As a company with an Audit and Supervisory Committee, the Company shall have the following organizations in addition to the General Meeting of Shareholders and Directors.

(1)	Board of Directors
(2)	Audit and Supervisory Committee
(3)	Accounting Auditor

(Publishing method)

Article 5 The Company’s method for public notice shall be electronic public notice. However, if it is not possible to make an electronic public notice due to some accident or other unavoidable reason, it shall be published in the Nihon Keizai Shimbun.

Chapter 2 Shares

(Total number of shares that can be issued)

Article 6 The total number of authorized shares of the Company shall be 59,935,000 shares.

(Acquisition of treasury shares)

Article 7 According to the provision of Article 165, Paragraph 2 of the Companies Act, the Company may acquire its own shares through market transactions, etc. based on a resolution by the Board of Directors.

(Share unit number)

Article 8 The share unit number of the Company shall be 100 shares.

(Rights regarding fractional shares)

Article 9 Company shareholders may not exercise rights other than the rights listed below regarding shares held by the Company that constitute less than one unit (hereinafter referred to as “fractional unit shares”).

(1)	Rights listed in each item of Article 189, Paragraph 2 of the Companies Act.
(2)	Right to make requests under Article 166, Paragraph 1 of the Companies Act.
(3)	Right to receive an allotment of shares for subscription and allotment of stock acquisition rights for subscription based on the number of shares held by shareholders
(4)	Right to make requests shown in the following article

(Demand for sale of fractional unit shares)

Article 10 According to the provisions in the Rules for Handling Shares, Company shareholders may request the sale of the number of shares that, together with the fractional unit shares held by the Company, constitute the share unit number.

(Rules for Handling Shares)

Article 11 In addition to stipulations in laws and regulations or the Articles of Incorporation, the handling of Company shares and fees shall be according to the Rules for Handling Shares established by the Board of Directors.

(Shareholder Registry Administrator)

Article 12 The Company shall appoint a Shareholder Registry Administrator.

2       The Shareholder Registry Administrator and their place of business shall be determined by a resolution of the Board of Directors and shall be announced publicly.

3       The Shareholder Registry Administrator shall be entrusted with the preparation and maintenance of the Company shareholder registry and stock acquisition rights registry, as well as other clerical work related to shares and stock acquisition rights, and such shall not be handled by the Company.

Chapter 3 General Meeting of Shareholders

(Convocation)

Article 13 The Company’s Ordinary General Meeting of Shareholders shall be convened in June of each year, and extraordinary general meetings of shareholders shall be convened whenever necessary.

(Record Date for Ordinary General Meeting of Shareholders)

Article 14 The record date for voting rights at the Company’s Ordinary General Meeting of Shareholders shall be March 31 of each year.

(Convenor and Chairman)

Article 15 General Meetings of Shareholders shall be convened and chaired by the Representative Director based on a resolution of the Board of Directors.

2       If there is more than one Representative Director, General Meetings of Shareholders shall be convened and chaired according to the order predetermined by the Board of Directors.

3       If there is an accident involving the Representative Director, another Director shall convene the General Meeting of Shareholders according to the order predetermined by the Board of Directors and act as the chairperson.

(Electronic provision measures, etc.)

Article 16 When the Company convenes a general meeting of shareholders, it shall take measures for providing information that constitutes the content of reference documents for the general meeting of shareholders, etc. in electronic format.

2       Among items for which the measures for providing information in electronic format will be taken, the Company may exclude all or some of those items designated by the Ministry of Justice Order from statements in the paper-based documents to be delivered to shareholders who requested the delivery of paper-based documents by the record date of voting rights.

(Method of Resolutions)

Article 17 Unless otherwise provided for by laws and regulations or the Articles of Incorporation, resolutions of a General Meeting of Shareholders shall be made by a majority of the votes of the shareholders who are present at the meeting and entitled to exercise their votes at such meetings.

2       Resolutions of a General Meeting of Shareholders as prescribed in Article 309, Paragraph 2 of the Companies Act shall be made by at least two-thirds of the votes of the shareholders present at the meeting where the shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meetings are present.

(Exercise of voting rights by proxy)

Article 18 A shareholder of the Company may exercise their voting rights by authorizing one (1) other shareholder of the Company with voting rights to act as a proxy.

However, a letter of proxy must be submitted to the Company for each General Meeting of Shareholders.

(Meeting minutes)

Article 19 A summary of the progress of the agenda of the General Meeting of Shareholders and the results thereof, along with other matters provided for by laws and regulations shall be specified or recorded in the meeting minutes.

Chapter 4 Directors and Board of Directors

(Number of members)

Article 20 The Company shall have no more than ten Directors (excluding Directors who are Audit and Supervisory Committee Members), and shall have no more than six Directors who are Audit and Supervisory Committee Members.

(Method of appointment)

Article 21 Directors shall be elected at the General Meeting of Shareholders and distinguished as Directors who are Audit and Supervisory Committee Members and other Directors.

2       Elections of Directors shall be resolved by a majority of the votes of the shareholders present at the meeting where shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meetings are present.

3       The election of Directors shall not be conducted by cumulative voting.

(Term of office)

Article 22 The term of office of Directors (excluding Directors who are Audit and Supervisory Committee Members) shall be until the conclusion of the Ordinary General Meeting of Shareholders for the last business year ending within one year after their election.

2       The term of office of Directors who are Audit and Supervisory Committee Members shall be until the conclusion of the Ordinary General Meeting of Shareholders for the last business year ending within two years after their election.

3       The term of office of Directors who are Audit and Supervisory Committee Members elected as a substitute for a Director who is an Audit and Supervisory Committee Member and resigned before the expiration of their term of office shall be until the expiration of the term of office of the retired Director who is an Audit and Supervisory Committee Member.

4       Unless shortened by such resolution, the effective period of the resolution for the appointment of a Substitute Audit and Supervisory Committee Member shall be until the commencement of the Ordinary General Meeting of Shareholders for the last business year ending within two years after such resolution.

(Representative Director and Executive Director)

Article 23 The Board of Directors shall elect a Representative Director from among the Directors (excluding Directors who are Audit and Supervisory Committee Members) by means of a resolution.

2       The Company may, by resolution of the Board of Directors, appoint one President, as well as one Chairperson and a small number of Vice Presidents as needed from among the Directors (excluding Directors who are Audit and Supervisory Committee Members).

(Convener and Chairperson of the Board of Directors, Authority of Directors)

Article 24 Board of Director Meetings shall be convened and chaired by a Director selected by a resolution of the Board of Directors, excluding particular instances stipulated in laws and regulations.

2       In cases where the Chairperson of the Board of Directors meeting stipulated in the preceding paragraph is prevented from acting due to absence or an accident, another Director designated according an order of priority determined in advance by the Board of Directors shall so act.

(Notice of Convocation of Board of Directors)

Article 25 Notices of convocation of meetings of the Board of Directors shall be issued to each Director at least two days prior to the date of the meeting. However, this period may be shortened in cases of emergency.

2       If agreed upon by all Directors, a meeting of the Board of Directors may be held without going through the convocation procedures.

(Method of Resolutions by the Board of Directors)

Article 26 A resolution of the Board of Directors shall be adopted by a majority vote at a session with an attendance of a majority of Directors eligible for voting.

(Omission of Board Resolution)

Article 27 For passing a matter to be resolved, it shall be deemed that the resolution of the Board of Directors has been passed for passing the matter to be resolved when all directors agree in writing or electronically on matters to be resolved by the Board of Directors.

(Minutes of the Board of Directors)

Article 28 The minutes of Board of Directors meetings shall be prepared in writing or in an electronic record as stipulated by laws and regulations, and the Directors present shall write and seal their names or provide an electronic signature.

(Delegation to Directors)

Article 29 In accordance with Article 399-13, Paragraph 6 of the Companies Act, the Company may delegate all or part of a decision regarding execution of important duties that should be resolved at a Board of Directors meeting to a Director by resolution of the Board of Directors (excluding matters set forth in items of Paragraph 5 of the same Article).

(Remuneration, etc.)

Article 30 Remuneration, bonuses and other property benefits received by Directors from the Company in exchange for the execution of duties shall be determined by a resolution of the General Meeting of Shareholders after distinguishing according to Directors who are Audit and Supervisory Committee Members and other Directors.

(Contract for Limitation of Liability of Directors)

Article 31 Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into contracts with Directors (excluding those are Executive Directors, etc.) that will limit their liabilities specified in Article 423, Paragraph 1 of the Companies Act to the minimum liability amount as specified in applicable laws and regulations.

(Board of Directors Regulations)

Article 32 Matters concerning the Board of Directors shall be governed by laws and regulations, these Articles of Incorporation, and the Board of Directors Regulations established by the Board of Directors.

Chapter 5 Audit and Supervisory Committee

(Full-Time Audit and Supervisory Committee Members)

Article 33 The Audit and Supervisory Committee may, by its resolution, elect full-time Audit and Supervisory Committee Members.

(Notice of Convocation of Audit and Supervisory Committee)

Article 34 Notices of Audit and Supervisory Committee meetings shall be issued to each Audit and Supervisory Committee Member at least two days prior to the date set for such meeting. However, this period may be shortened in cases of emergency.

2       If agreed upon by all Audit and Supervisory Committee Members, a meeting of the Audit and Supervisory Committee may be held without going through the convocation procedures.

(Audit and Supervisory Committee Regulations)

Article 35 Matters related to the Audit and Supervisory Committee shall be governed by Regulations on the Audit and Supervisory Committee stipulated by the Audit and Supervisory Committee, in addition to laws and regulations and these Articles of Incorporation.

Chapter 6 Accounting Auditor

(Method of appointment)

Article 36 Accounting Auditors shall be appointed by means of a resolution at a General Meeting of Shareholders.

(Term of office)

Article 37 The term of office of Accounting Auditors shall be until the conclusion of the Ordinary General Meeting of Shareholders for the last business year ending within one year after their election.

2       Unless otherwise resolved at the Ordinary General Meeting of Shareholders in the preceding paragraph, the Accounting Auditor shall be deemed to have been reelected at such Ordinary General Meeting of Shareholders.

(Remunerations, etc.)

Article 38 Remuneration, etc. for Accounting Auditors shall be determined by the Representative Director based on the consent of the Audit and Supervisory Committee.

Chapter 7 Calculation

(Business Years)

Article 39 The business year of the Company shall commence on April 1st of each year and end on March 31st of the following year.

(Record Date for Year-end Dividends of Surplus)

Article 40 The record date of the year-end dividends of the Company shall be March 31st of each year.

2       The record date for interim dividends of the Company shall be September 30th of each year.

3       In addition to the preceding paragraphs, the Company may set other record dates and distribute dividends of surplus.

(Institution for Determining Dividends of Surplus, etc.)

Article 41 Unless otherwise provided for by laws and regulations, the Company may, by resolution of the Board of Directors, determine dividends of surplus and other matters set forth in the items of Article 459, Paragraph 1 of the Companies Act.

(Exemption period for dividends, etc.)

Article 42 In cases where the dividend property is monetary and the dividends have not been received after the lapse of three full years from the date of commencement of payment thereof, the Company shall be exempt from the obligation to pay such dividends. No interest shall accrue on the unpaid dividend property.

Supplementary Provisions

(First year of business)

Article 1 Notwithstanding the provisions in Article 39, the first year of business of the Company shall be from the Company establishment date until March 31, 2024.

(Initial remunerations for Directors, etc.)

Article 2 Notwithstanding the provisions in Article 30, within the remuneration, etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members) from the Company establishment date until the conclusion of the first Ordinary General Meeting of Shareholders, the total amount paid in cash shall be no more than 400,000,000 yen.

2       Notwithstanding the provisions in Article 30, the total amount of remuneration, etc. for Directors who are Audit and Supervisory Committee Members from the Company establishment date until the conclusion of the first Ordinary General Meeting of Shareholders shall be no more than 60,000,000 yen.

3       Notwithstanding the provisions of Article 30, the total amount of monetary compensation to be paid as compensation, etc. related to restricted stock allocated as stock compensation (hereinafter referred to as the “Restricted Stock”) as part of the remuneration, etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members and Outside Directors; hereinafter referred to as “Eligible Directors”) from the Company establishment date until the conclusion of the first Ordinary General Meeting of Shareholders shall be shall be no more than 100,000,000 yen, with a maximum of 100,000 shares in allocated stock, as described below.

(1)	Eligible Directors who receive an allotment of Restricted Stock may not, in relation to such Restricted Stock, transfer, establish a pledge of rights, establish a security interest, gift while alive, bequest or undertake any other form of disposal to a third party during the period from the day when the allotment was received until the day of retirement from office as both the Director and Executive Officer of the Company and its subsidiaries (hereinafter referred to as “Restriction Period”).
(2)	The Company shall naturally acquire the Restricted Stock allotted to Eligible Directors without contribution, if Eligible Directors who received an allotment of Restricted Shares have retired from office as both the Director and Executive Officer of the Company and its subsidiaries by the day preceding the day on which the Company’s first Ordinary General Meeting of Shareholders is held following the commencement of the Restriction Period, except in cases where the Company’s Board of Directors acknowledge the reason as being justified. In addition, the Company shall naturally acquire any allotted Restricted Stock for which Transfer Restrictions have not been removed in accordance with the provisions of the removal of transfer restrictions without contribution when the Restriction Period has expired.
(3)	The Company shall pay Eligible Directors the monetary compensation within the scope of the aforementioned per annum amount as compensation for Restricted Shares in accordance with the resolution of the Board of Directors, and each Eligible Director shall receive an allotment of Restricted Shares with all such monetary compensation provided using the investment in kind method.
(4)	The payment amount for Restricted Shares shall be determined by the Board of Directors to the extent not particularly favorable to the Eligible Directors subscribing to such Restricted Shares on the basis of the closing price of the Company’s common shares on the Tokyo Stock Exchange on the business day preceding the date of the resolution of the Board of Directors (if no trades are made on this day, the closing price on the most recent day of trading before that) pertaining to such issue or disposal. In addition, the payment of the aforementioned monetary compensation is subject to Eligible Directors agreeing to the aforementioned investment in kind and executing a restricted stock allotment agreement.

(Deletion of supplementary provisions)

Article 3 These supplementary provisions shall be deleted at the conclusion of the Company’s first Ordinary General Meeting of Shareholders.

Attachment 2

1.	Stock Acquisition Rights issued by Riken Corporation

① Details of stock acquisition rights (stock compensation-type stock options) issued by Riken Corporation in June 2014

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 15, 2014 to July 14, 2044
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

② Details of stock acquisition rights (stock compensation-type stock options) issued by Riken Corporation in June 2015

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 15, 2015 to July 14, 2045
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

③ Details of stock acquisition rights (stock compensation-type stock options) issued by Riken Corporation in June 2016

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 14, 2016 to July 13, 2046
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5

Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

④ Details of stock acquisition rights (stock compensation-type stock options) issued by Riken Corporation in June 2017

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 13, 2017 to July 12, 2047
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

(Notes)

1	Number of shares to be issued upon exercise of stock acquisition rights

The number of shares to be issued upon exercise of stock acquisition rights (hereinafter referred to as the “number of allotted shares”) shall be 100 shares. However, if Riken Corporation conducts a stock split of [Riken Corporation] common stock (including gratis allotment of Riken Corporation common stock; the same applies to the description of the stock split hereinafter) or a stock merger which affects the number of allotted shares according to the following formula, any fractions of less than one share resulting from the adjustment shall be rounded down.

Number of allotted shares after adjustment = Number of allotted shares before adjustment × Ratio of stock split or stock merger

The number of allotted shares after adjustment shall apply from the next day of the record date of the stock split in the case of a stock split (if the record date is not set, from the effective date), and from the effective date of the stock merger in case of a stock merger. However, when a stock split is performed with the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at the General Meeting of Shareholders, if the record date for the split is determined to be a day prior to the date of the conclusion of the relevant General Meeting of Shareholders, the number of allotted shares after the adjustment shall be applied retroactively to the day after the record date after the day following the date of the conclusion of the General Meeting of Shareholders.

Moreover, if Riken Corporation performs a merger or company split and it is necessary to adjust the number of allotted shares in accordance with such cases, Riken Corporation may adjust the number of allotted shares as appropriate within a reasonable degree.

When adjusting the number of allotted shares, Riken Corporation shall notify or give public notice to the holders of each stock acquisition right recorded in the stock acquisition rights ledger (hereinafter referred to as “holders of stock acquisition rights”) by the day before the date when the number of allotted shares after adjustment is applied. However, if notice or public notice cannot be made by the day before the applicable date, notice or public notice shall be made promptly thereafter.

2	Amount of assets to be contributed upon exercise of stock acquisition rights

The amount of assets to be contributed upon the exercise of each stock acquisition right shall be determined by multiplying the per-share value by the number of allotted shares, where the value per share to be received by the exercise of each stock acquisition right shall be ¥1.

3	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights
(i)	The amount of capital to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be one-half of the amount of the maximum limit on the increase in capital as calculated according to Article 17, Paragraph 1 of the Regulations on Corporate Accounting. Any fraction of less than one yen resulting from the calculation mentioned above shall be rounded up to the nearest yen.
(ii)	The amount of legal capital surplus to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be obtained by deducting the amount of capital to be increased as set forth in the above (i) from the amount of the maximum limit on the increase in capital provided in the above (i).

4	Conditions for the exercise of stock acquisition rights
(i)	Holders of stock acquisition rights may exercise their stock acquisition rights from the day following the day on which they cease to hold the office of Director and Executive Officer of Riken Corporation.
(ii)	The above (i) is not applicable to a successor who acquires the stock acquisition rights through inheritance.
(iii)	Holders of stock acquisition rights who have abandoned their stock acquisition rights cannot exercise such stock acquisition rights.

5	Acquisition terms of the stock acquisition rights

Riken Corporation may acquire the stock acquisition rights without compensation on the date separately prescribed by the Riken Corporation’s Board of Directors, in the case that one of the following agenda items (i), (ii), (iii), (iv) or (v) is approved at a General Meeting of Shareholders of Riken Corporation (or, if approval of the General Meeting of Shareholders is not required, is resolved at the Riken Corporation’s Board of Directors or determined by an executive officer delegated in accordance with the provisions of Article 416, Paragraph 4 of the Companies Act).

(i)	A merger agreement under which Riken Corporation shall be extinguished.
(ii)	An absorption-type company split agreement or an incorporation-type company split plan, under which Riken Corporation shall be split.
(iii)	A share exchange agreement or a share transfer plan, under which Riken Corporation shall become a wholly owned subsidiary.
(iv)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of shares issued by Riken Corporation shall require the approval of Riken Corporation.
(v)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of any class shares to be issued upon exercise of the stock acquisition rights shall require the approval of Riken Corporation or by which Riken Corporation may acquire all of the class shares to be issued upon exercise of the stock acquisition rights by a General Meeting of Shareholders.

6	Treatment of stock acquisition rights upon Company reorganization

If Riken Corporation performs a merger (limited to the case where Riken Corporation is to be extinguished as a result of the merger), absorption-type company split or incorporation-type company split (limited to the case where Riken Corporation becomes a split company), a share exchange or a share transfer (limited to the case where Riken Corporation becomes a wholly owned subsidiary respectively) (hereinafter collectively referred to as “acts of structural reorganization”), stock acquisition rights of the companies listed in (a) to (e) of Article 236, Paragraph 1, Item 8, of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be issued, in each of the above cases, to right holders who hold the stock acquisition rights remaining (hereinafter referred to as “Remaining Stock Acquisition Rights”) just before the effective date of the relevant acts of structural reorganization (for an absorption-type merger, the date on which the absorption-type merger takes effect; for a consolidation merger, the date of establishment of the joint stock company; for an absorption-type company split, the date on which the absorption-type company split takes effect; for an incorporation-type company split, the date of establishment of the stock company incorporated in the incorporation-type company split; for a share exchange, the date on which the share exchange takes effect; for a share transfer, the date of establishment of the wholly owning parent company incorporated in the share transfer; the same shall apply hereinafter) according to the following conditions.

However, the provision above shall apply only in cases where the allotment of stock acquisition rights of the Reorganized Company under the following terms and conditions is stipulated in the relevant absorption-type merger agreement, consolidation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(i)	Number of stock acquisition rights to be issued by the Reorganized Company

The same number of stock acquisition rights as the number of outstanding stock acquisition rights held by each holder shall be allotted.

(ii)	Class of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be shares of common stock of the Reorganized Company.

(iii)	Number of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be determined in accordance with the above 1. based on the consideration of conditions for the acts of structural reorganization, etc.

(iv)	Amount of assets to be contributed upon exercise of stock acquisition rights

The value of the property to be invested upon exercise of each stock acquisition right to be issued shall be the amount obtained by multiplying the exercise price after reorganization specified below by the number of shares of the Reorganized Company subject to the stock acquisition rights determined according to the above (iii). The exercise price after reorganization shall be 1 yen per share of the Reorganized Company that can be allotted by exercising each issued stock acquisition right.

(v)	Period for exercise of stock acquisition rights

From the start date of the period when stock acquisition rights can be exercised or the effective date of the reorganization, whichever is later, until the expiration date of the period for exercising stock acquisition rights.

(vi)	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights

It shall be determined according the above 3.

(vii)	Restrictions on transfer of stock acquisition rights

Any proposed transfer of stock acquisition rights shall be subject to the approval of the Company’s Board of Directors of the Reorganized Company.

2.	Stock acquisition rights issued by NPR-RIKEN CORPORATION

① Details of 1st stock acquisition rights (stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 14, 2044
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

② Details of 2nd stock acquisition rights (stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1

Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 14, 2045
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

③ Details of 3rd stock acquisition rights (stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 13, 2046
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

④ Details of 4th stock acquisition rights (stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 12, 2047
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

(Notes)

1	Number of shares to be issued upon exercise of stock acquisition rights

The number of shares to be issued upon exercise of stock acquisition rights (hereinafter referred to as the “number of allotted shares”) shall be 200 shares.

However, if NPR-RIKEN CORPORATION conducts a stock split of NPR-RIKEN CORPORATION common stock (including gratis allotment of NPR-RIKEN CORPORATION common stock; the same applies to the description of the stock split hereinafter) or a stock merger which affects the number of allotted shares according to the following formula, any fractions of less than one share resulting from the adjustment shall be rounded down.

Number of allotted shares after adjustment = Number of allotted shares before adjustment × Ratio of stock split or stock merger

The number of allotted shares after adjustment shall apply from the next day of the record date of the stock split in the case of a stock split (if the record date is not set, from the effective date), and from the effective date of the stock merger in case of a stock merger. However, when a stock split is performed with the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at the General Meeting of Shareholders, if the record date for the split is determined to be a day prior to the date of the conclusion of the relevant General Meeting of Shareholders, the number of allotted shares after the adjustment shall be applied retroactively to the day after the record date after the day following the date of the conclusion of the General Meeting of Shareholders.

Moreover, if NPR-RIKEN CORPORATION performs a merger or company split and it is necessary to adjust the number of allotted shares in accordance with such cases, NPR-RIKEN CORPORATION may adjust the number of allotted shares as appropriate within a reasonable degree.

When adjusting the number of allotted shares, NPR-RIKEN CORPORATION shall notify or give public notice to the holders of each stock acquisition right recorded in the stock acquisition rights ledger (hereinafter referred to as “holders of stock acquisition rights”) by the day before the date when the number of allotted shares after adjustment is applied. However, if notice or public notice cannot be made by the day before the applicable date, notice or public notice shall be made promptly thereafter.

2	Amount of assets to be contributed upon exercise of stock acquisition rights

The amount of assets to be contributed upon the exercise of each stock acquisition right shall be determined by multiplying the per-share value by the number of allotted shares, where the value per share to be received by the exercise of each stock acquisition right shall be ¥1.

3	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights
(i)	The amount of capital to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be one-half of the amount of the maximum limit on the increase in capital as calculated according to Article 17, Paragraph 1 of the Regulations on Corporate Accounting. Any fraction of less than one yen resulting from the calculation mentioned above shall be rounded up to the nearest yen.
(ii)	The amount of legal capital surplus to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be obtained by deducting the amount of capital to be increased as set forth in the above (i) from the amount of the maximum limit on the increase in capital provided in the above (i).

4	Conditions for the exercise of stock acquisition rights
(i)	Holders of stock acquisition rights may exercise their stock acquisition rights from the day following the day on which they cease to hold the office of Director and Executive Officer of NPR-RIKEN CORPORATION.
(ii)	The above (i) is not applicable to a successor who acquires the stock acquisition rights through inheritance.
(iii)	Holders of stock acquisition rights who have abandoned their stock acquisition rights cannot exercise such stock acquisition rights.

5	Conditions for acquisition of the stock acquisition rights

NPR-RIKEN CORPORATION may acquire the stock acquisition rights without compensation on the date separately prescribed by the NPR-RIKEN CORPORATION’s Board of Directors, in the case that one of the following agenda items (i), (ii), (iii), (iv) or (v) is approved at a General Meeting of Shareholders of NPR-RIKEN CORPORATION (or, if approval of the General Meeting of Shareholders is not required, is resolved at the NPR-RIKEN CORPORATION’s Board of Directors or determined by an executive officer delegated in accordance with the provisions of Article 416, Paragraph 4 of the Companies Act).

(i)	A merger agreement under which NPR-RIKEN CORPORATION shall be extinguished
(ii)	An absorption-type company split agreement or an incorporation-type company split plan, under which NPR-RIKEN CORPORATION shall be split.
(iii)	A share exchange agreement or a share transfer plan, under which NPR-RIKEN CORPORATION shall become a wholly owned subsidiary.
(iv)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of shares issued by NPR-RIKEN CORPORATION shall require the approval of NPR-RIKEN CORPORATION
(v)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of any class shares to be issued upon exercise of the stock acquisition rights shall require the approval of NPR-RIKEN CORPORATION or by which NPR-RIKEN CORPORATION may acquire all of the class shares to be issued upon exercise of the stock acquisition rights by a General Meeting of Shareholders.

6	Treatment of stock acquisition rights upon Company reorganization

If NPR-RIKEN CORPORATION performs a merger (limited to the case where NPR-RIKEN CORPORATION is to be extinguished as a result of the merger), absorption-type company split or incorporation-type company split (limited to the case where NPR-RIKEN CORPORATION becomes a split company), a share exchange or a share transfer (limited to the case where NPR-RIKEN CORPORATION becomes a wholly owned subsidiary respectively) (hereinafter collectively referred to as “acts of structural reorganization”), stock acquisition rights of the companies listed in (a) to (e) of Article 236, Paragraph 1, Item 8, of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be issued, in each of the above cases, to right holders who hold the stock acquisition rights remaining (hereinafter referred to as “Remaining Stock Acquisition Rights”) just before the effective date of the relevant acts of structural reorganization (for an absorption-type merger, the date on which the absorption-type merger takes effect; for a consolidation merger, the date of establishment of the joint stock company; for an absorption-type company split, the date on which the absorption-type company split takes effect; for an incorporation-type company split, the date of establishment of the stock company incorporated in the incorporation-type company split; for a share exchange, the date on which the share exchange takes effect; for share transfer, the date of establishment of the wholly owning parent company incorporated in the share transfer; the same shall apply hereinafter) according to the following conditions. However, the provision above shall apply only in cases where the allotment of stock acquisition rights of the Reorganized Company under the following terms and conditions is stipulated in the relevant absorption-type merger agreement, consolidation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(i)	Number of stock acquisition rights to be issued by the Reorganized Company

The same number of stock acquisition rights as the number of outstanding stock acquisition rights held by each holder shall be allotted.

(ii)	Class of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be shares of common stock of the Reorganized Company.

(iii)	Number of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be determined in accordance with the above 1. based on the consideration of conditions for the acts of structural reorganization, etc.

(iv)	Amount of assets to be contributed upon exercise of stock acquisition rights

The value of the property to be invested upon exercise of each stock acquisition right to be issued shall be the amount obtained by multiplying the exercise price after reorganization specified below by the number of shares of the Reorganized Company subject to the stock acquisition rights determined according to the above (iii). The exercise price after reorganization shall be 1 yen per share of the Reorganized Company that can be allotted by exercising each issued stock acquisition right.

(v)	Period for exercise of stock acquisition rights

From the start date of the period when stock acquisition rights can be exercised or the effective date of the reorganization, whichever is later, until the expiration date of the period for exercising stock acquisition rights.

(vi)	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights

It shall be determined according the above 3.

(vii)	Restrictions on transfer of stock acquisition rights

Any proposed transfer of stock acquisition rights shall be subject to the approval of the Company’s Board of Directors of the Reorganized Company.

Attachment 3

1.	Stock acquisition rights issued by Nippon Piston Ring Co., Ltd.

① Details of stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2008

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2008 - July 31, 2033
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

② Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2013

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2013 - July 31, 2038
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3

Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

③ Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2014

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2014 - July 31, 2039
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

④ Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2015

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1

Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2015 - July 31, 2040
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑤ Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2016

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	July 30, 2016 - July 29, 2041
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights	(Note) 3
(yen)
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6

Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑥ Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2017

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2017 - July 31, 2042
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑦ Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2018

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2018 - July 31, 2043

Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑧ Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2019

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2019 - July 31, 2044
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(Notes)

1	Number of shares to be issued upon exercise of the stock acquisition rights

Number of shares to be issued upon exercise of each stock acquisition right (hereinafter referred to as the “Number of Shares Granted”) shall be 100 shares.

Provided, however, in case Nippon Piston Ring Co., Ltd. carries out a share split (including allotment of shares of its common stock without contribution; the same applies to following references to the share split) or share consolidation, the Number of Shares Granted shall be adjusted according to the following formula. Such adjustment shall be made for the number of shares to be issued upon exercise of the stock acquisition rights that have not been exercised at the time, with the resulting fractions of less than one (1) share occurring upon such adjustment rounded down.

Number of Shares Granted after adjustment = Number of Shares Granted before adjustment × Ratio of share split or share consolidation

In the case of a share split, the Number of Shares Granted after adjustment shall apply from the day immediately following the record date (or the day the share split becomes effective when a record date is not specified) of the said share split, and in the case of a share consolidation, the Number of Shares Granted after adjustment shall apply from the day the share consolidation becomes effective. Provided, however, in cases where the Company conducts a share split conditional on approval at a general meeting of shareholders of Nippon Piston Ring Co., Ltd of a proposal to reduce surplus and increase capital or capital reserve, and the record date for the share split is the day prior to the day on which said shareholders’ meeting closes, the Number of Shares Granted after adjustment shall apply from the day immediately following the day the said shareholders’ meeting closes.

In addition to above, in cases where Nippon Piston Ring Co., Ltd carries out a merger, company split or share exchange after the allotment date, or any other cases where it is necessary to adjust the Number of Shares Granted, Nippon Piston Ring Co., Ltd. may make adjustment to the Number of Shares Granted that is deemed necessary by the Board of Directors of Nippon Piston Ring Co., Ltd.

2	Value of property to be contributed upon exercise of stock acquisition rights

The value of property to be contributed upon exercise of stock acquisition rights shall be the exercise price of one (1) yen per share to be delivered upon exercise of each stock acquisition right, multiplied by the Number of Shares Granted.

3	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights
(i)	The amount of increase in capital by issuing shares upon exercise of stock acquisition rights shall be half of the maximum amount of increase in capital calculated in accordance with the provisions of Article 17, Paragraph 1 of the Regulations on Corporate Accounting, and the resulting fractions of less than one (1) yen occurring upon such calculation shall be rounded up.
(ii)	The amount of increase in capital reserve by issuing shares upon exercise of stock acquisition rights shall be the maximum amount of capital increase as described in (a) above less the amount of increase in capital set out in (a) above.
4	Conditions for exercising shares acquisition rights
(i)	Holders of stock acquisition rights may exercise their rights only for ten days from the day immediately following the day when they lose their positions as Directors of Nippon Piston Ring Co., Ltd.
(ii)	In the event of the death of a holder of stock acquisition rights, his/her heirs may exercise the rights. Conditions for the exercise of the stock acquisition rights by heirs shall be as set forth in the agreement described in (c) below.
(iii)	Other conditions shall be as set forth in the Stock Acquisition Right Allotment Agreement to be executed between Nippon Piston Ring Co., Ltd and the holders of stock acquisition rights based on the resolution of the Board of Directors.
5	Acquisition terms of stock acquisition rights

In case that a resolution for the approval of any of the proposals (a), (b), (c), (d), or (e) below is approved at a general meeting of shareholders of Nippon Piston Ring Co., Ltd (or by resolution at a meeting of the Board of Directors of Nippon Piston Ring Co., Ltd, or by decision of an executive officer delegated pursuant to provisions of Article 416, Paragraph 4 of the Companies Act, if resolution at a general meeting of shareholders is not required), the Nippon Piston Ring Co., Ltd. may acquire the stock acquisition rights without contribution on the date separately determined by the Board of Directors of Nippon Piston Ring Co., Ltd.

(i)	Proposal for approval of a merger agreement under which Nippon Piston Ring Co., Ltd. will become the absorbed company
(ii)	Proposal for approval of a company split agreement or a company split plan under which Nippon Piston Ring Co., Ltd. will become the splitting company
(iii)	Proposal for approval of a share exchange agreement or a share transfer plan under which Nippon Piston Ring Co., Ltd. will become a wholly-owned subsidiary

(iv)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of all shares issued by Nippon Piston Ring Co., Ltd., approval of Nippon Piston Ring Co., Ltd. is required for the acquisition of such shares by transfer
(v)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of the class of shares underlying the stock acquisition rights, approval of Nippon Piston Ring Co., Ltd. is required for the acquisition of such class of shares by transfer, or to the effect that Nippon Piston Ring Co., Ltd. will acquire all of such class of shares by resolution of a general meeting of shareholders
6	Matters concerning the delivery of stock acquisition rights in organizational restructuring

In the event that Nippon Piston Ring Co., Ltd. carries out a merger (only if Nippon Piston Ring Co., Ltd becomes a dissolving company due to the merger), an absorption-type company split or an incorporation-type company split (only if Nippon Piston Ring Co., Ltd becomes the splitting company in both cases), a share exchange or a share transfer (but only if Nippon Piston Ring Co., Ltd becomes a wholly-owned subsidiary in both cases) (hereinafter collectively referred to as the “Organizational Restructuring”), stock acquisition rights of a stock company listed in Article 236, Paragraph 1, Item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be granted to holders of stock acquisition rights who hold remaining stock acquisition rights immediately prior to the effective date of the Organizational Restructuring (refers to the day on which the absorption-type merger takes effect, the day on which a stock company is incorporated through the consolidation-type merger, the day on which the absorption-type company split takes effect, the day on which a stock company is incorporated through the incorporation-type company split, the day on which the share exchange takes effect, or the day on which a wholly-owning parent company is incorporated by the share transfer; the same shall apply hereinafter) (hereinafter referred to as “Remaining Stock Acquisition Rights”). Provided, however, that the foregoing shall apply only to cases in which the delivery of stock acquisition rights of the Reorganized Company in accordance with the following conditions is stipulated in the absorption-type merger agreement, the consolidation-type merger agreement, the absorption-type company split agreement, the incorporation-type company split plan, the share exchange agreement or the share transfer plan.

(i)	Number of stock acquisition rights of the Reorganized Company to be delivered

The Company shall deliver stock acquisition rights the number of which shall equal the number of Remaining Stock Acquisition Rights held by the holders of the stock acquisition rights.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights Common stock of the Reorganized Company
(iii)	Number of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights

To be decided according to the aforementioned “Class and number of shares to be issued upon exercise of stock acquisition rights” after taking into consideration the conditions, etc. of the Organizational Restructuring.

(iv)	Value of property to be contributed upon exercise of stock acquisition rights

The value of property to be contributed upon exercise of each stock acquisition right to be delivered shall be the amount obtained by the post-restructuring exercise price as stipulated below multiplied by the number of shares of the Reorganized Company to be issued upon exercise of the stock acquisition rights as determined in accordance with (c) above. The post-restructuring exercise price shall be one (1) yen per share of the Restructured Company that shall be delivered upon the exercise of each stock acquisition right to be delivered.

(v)	Exercise period in which stock acquisition rights may be exercised

The period shall start from the later of either the commencement date of the exercise period of stock acquisition rights as stipulated in the aforementioned “Exercise period of stock acquisition rights” or the effective date of the Organizational Restructuring, and end on the expiration date of the exercise period in which stock acquisition rights may be exercised as stipulated in the aforementioned “Exercise period of stock acquisition rights.”

(vi)	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights

To be determined in accordance with the aforementioned “Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights.”

(vii)	Restriction on acquisition of stock acquisition rights by transfer

Acquisition of the stock acquisition rights by transfer shall require the approval by resolution of the Board of Directors of the Reorganized Company.

(viii)	Conditions for exercising shares acquisition rights

To be determined in accordance with the aforementioned “Conditions for exercising shares acquisition rights.”

(ix)	Acquisition terms of stock acquisition rights

To be determined in accordance with the aforementioned “Acquisition terms of stock acquisition rights.”

2.	Stock acquisition rights to be issued by NPR-Riken Corporation

① Details of the 5th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2033
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

② Details of the 6th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2038

Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

③ Details of the 7th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2039
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

④ Details of the 8th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1

Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2040
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑤ Details of the 9th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 29, 2041
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑥ Details of the 10th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2042
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑦ Details of the 11th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2043
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4

Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

⑧ Details of the 12th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2044
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(Notes)

1	Number of shares to be issued upon exercise of the stock acquisition rights

Number of shares to be issued upon exercise of each stock acquisition right (hereinafter referred to as the “Number of Shares Granted”) shall be 102 shares.

Provided, however, in case NPR-Riken Corporation carries out a share split (including allotment of shares of its common stock without contribution; the same applies to following references to the share split) or share consolidation, the Number of Shares Granted shall be adjusted according to the following formula. Such adjustment shall be made for the number of shares to be issued upon exercise of the stock acquisition rights that have not been exercised at the time, with the resulting fractions of less than one (1) share occurring upon such adjustment rounded down.

Number of Shares Granted after adjustment = Number of Shares Granted before adjustment × Ratio of share split or share consolidation

In the case of a share split, the Number of Shares Granted after adjustment shall apply from the day immediately following the record date (or the day the share split becomes effective when a record date is not specified) of the said share split, and in the case of a share consolidation, the Number of Shares Granted after adjustment shall apply from the day the share consolidation becomes effective. Provided, however, in cases where the Company conducts a share split conditional on approval at a general meeting of shareholders of NPR-Riken Corporation of a proposal to reduce surplus and increase capital or capital reserve, and the record date for the share split is the day prior to the day on which said shareholders’ meeting closes, the Number of Shares Granted after adjustment shall apply from the day immediately following the day the said shareholders’ meeting closes.

In addition to above, in cases where NPR-Riken Corporation carries out a merger, company split or share exchange after the allotment date, or any other cases where it is necessary to adjust the Number of Shares Granted, NPR-Riken Corporation may make adjustment to the Number of Shares Granted that is deemed necessary by the Board of Directors of NPR-Riken Corporation.

2	Value of property to be contributed upon exercise of stock acquisition rights

The value of property to be contributed upon exercise of stock acquisition rights shall be the exercise price of one (1) yen per share to be delivered upon exercise of each stock acquisition right, multiplied by the Number of Shares Granted.

3	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights
(i)	The amount of increase in capital by issuing shares upon exercise of stock acquisition rights shall be half of the maximum amount of increase in capital calculated in accordance with the provisions of Article 17, Paragraph 1 of the Regulations on Corporate Accounting, and the resulting fractions of less than one (1) yen occurring upon such calculation shall be rounded up.
(ii)	The amount of increase in capital reserve by issuing shares upon exercise of stock acquisition rights shall be the maximum amount of capital increase as described in (a) above less the amount of increase in capital set out in (a) above.
4	Conditions for exercising shares acquisition rights
(i)	Holders of stock acquisition rights may exercise their rights only for ten days from the day immediately following the day when they lose their positions as Directors of NPR-Riken Corporation.
(ii)	In the event of the death of a holder of stock acquisition rights, his/her heirs may exercise the rights. Conditions for the exercise of the stock acquisition rights by heirs shall be as set forth in the agreement described in (c) below.
(iii)	Other conditions shall be as set forth in the Stock Acquisition Right Allotment Agreement to be executed between NPR-Riken Corporation and the holders of stock acquisition rights based on the resolution of the Board of Directors.
5	Acquisition terms of stock acquisition rights

In case that a resolution for the approval of any of the proposals (a), (b), (c), (d), or (e) below is approved at a general meeting of shareholders of NPR-Riken Corporation (or by resolution at a meeting of the Board of Directors of NPR-Riken Corporation, or by decision of an executive officer delegated pursuant to provisions of Article 416, Paragraph 4 of the Companies Act, if resolution at a general meeting of shareholders is not required), the NPR-Riken Corporation may acquire the stock acquisition rights without contribution on the date separately determined by the Board of Directors of NPR-Riken Corporation.

(i)	Proposal for approval of a merger agreement under which NPR-Riken Corporation will become the absorbed company
(ii)	Proposal for approval of a company split agreement or a company split plan under which NPR-Riken Corporation will become the splitting company
(iii)	Proposal for approval of a share exchange agreement or a share transfer plan under which NPR-Riken Corporation will become a wholly-owned subsidiary
(iv)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of all shares issued by NPR-Riken Corporation, approval of NPR-Riken Corporation is required for the acquisition of such shares by transfer
(v)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of the class of shares underlying the stock acquisition rights, approval of NPR-Riken Corporation is required for the acquisition of such class of shares by transfer, or to the effect that NPR-Riken Corporation will acquire all of such class of shares by resolution of a general meeting of shareholders

6	Matters concerning the delivery of stock acquisition rights in organizational restructuring

In the event that NPR-Riken Corporation carries out a merger (only if NPR-Riken Corporation becomes a dissolving company due to the merger), an absorption-type company split or an incorporation-type company split (only if NPR-Riken Corporation becomes the splitting company in both cases), a share exchange or a share transfer (but only if NPR-Riken Corporation becomes a wholly-owned subsidiary in both cases) (hereinafter collectively referred to as the “Organizational Restructuring”), stock acquisition rights of a stock company listed in Article 236, Paragraph (1), Item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be granted to holders of stock acquisition rights who hold remaining stock acquisition rights immediately prior to the effective date of the Organizational Restructuring (refers to the day on which the absorption-type merger takes effect, the day on which a stock company is incorporated through the consolidation-type merger, the day on which the absorption-type company split effect, the day on which a stock company is incorporated through the incorporation-type company split, the day on which the share exchange takes effect, or the day on which a wholly-owning parent company is incorporated by the share transfer; the same shall apply hereinafter) (hereinafter referred to as “Remaining Stock Acquisition Rights”). Provided, however, that the foregoing shall apply only to cases in which the delivery of stock acquisition rights of the Reorganized Company in accordance with the following conditions is stipulated in the absorption-type merger agreement, the consolidation-type merger agreement, the absorption-type company split agreement, the incorporation-type company split plan, the share exchange agreement or the share transfer plan.

(i)	Number of stock acquisition rights of the Reorganized Company to be delivered

The Company shall deliver stock acquisition rights the number of which shall equal the number of Remaining Stock Acquisition Rights held by the holders of the stock acquisition rights.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights Common stock of the Reorganized Company
(iii)	Number of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights

To be decided according to the aforementioned “Class and number of shares to be issued upon exercise of stock acquisition rights” after taking into consideration the conditions, etc. of the Organizational Restructuring.

(iv)	Value of property to be contributed upon exercise of stock acquisition rights

The value of property to be contributed upon exercise of each stock acquisition right to be delivered shall be the amount obtained by the post-restructuring exercise price as stipulated below multiplied by the number of shares of the Reorganized Company to be issued upon exercise of the stock acquisition rights as determined in accordance with (c) above. The post-restructuring exercise price shall be one (1) yen per share of the Restructured Company that shall be delivered upon the exercise of each stock acquisition right to be delivered.

(v)	Exercise period in which stock acquisition rights may be exercised

The period shall start from the later of either the commencement date of the exercise period of stock acquisition rights as stipulated in the aforementioned “Exercise period of stock acquisition rights” or the effective date of the Organizational Restructuring, and end on the expiration date of the exercise period in which stock acquisition rights may be exercised as stipulated in the aforementioned “Exercise period of stock acquisition rights.”

(vi)	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights

To be determined in accordance with the aforementioned “Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights.”

(vii)	Restriction on acquisition of stock acquisition rights by transfer

Acquisition of the stock acquisition rights by transfer shall require the approval by resolution of the Board of Directors of the Reorganized Company.

(viii)	Conditions for exercising shares acquisition rights

To be determined in accordance with the aforementioned “Conditions for exercising shares acquisition rights.”

(ix)	Acquisition terms of stock acquisition rights

To be determined in accordance with the aforementioned “Acquisition terms of stock acquisition rights.”

3. Matters concerning the reasonableness of provisions related to matters provided under Article 773, Paragraph 1, Items 5 and 6 of the Companies Act

(1)	Matters concerning the shares of the Joint Holding Company to be delivered by the Joint Holding Company to shareholders of both companies upon the Joint Share Transfer, and the allotment of shares of the Joint Holding Company

Both companies have determined the allotment ratio for common shares of the Joint Holding Company to be allotted and delivered to the shareholders of each company upon the establishment of the Joint Holding Company by the Joint Share Transfer (hereinafter referred to as the “Share Transfer Ratio”) as follows.

(a)	Details of the allotment pertaining to the Joint Share Transfer (Share Transfer Ratio)
Company name	Riken	The Company
Share Transfer Ratio	2	1.02

(Note 1) Details of the allotment pertaining to the Joint Share Transfer

For each share of the common stock of the Company, 1.02 shares of the common stock of the Joint Holding Company will be allotted and delivered, and for each share of the common stock of Riken, two (2) shares of the common stock of the Joint Holding Company will be allotted and delivered. However, in the event of material change in the conditions underlying the calculation of the above Share Transfer Ratio, the ratio may be changed through consultation between the two companies

The number of shares that constitute one unit of shares of the Joint Holding Company is scheduled to be 100 shares.

In the event that fractions of less than one (1) share of common stock of the Joint Holding Company arise that must be delivered to shareholders of both companies in the Joint Share Transfer, a monetary amount equivalent to the fractional portion less than one (1) share will be paid to those shareholders, in accordance with the provisions of Article 234 of the Companies Act and other related laws and regulations.

(Note 2) Number of new shares to be granted by the Joint Holding Company through the Joint Share Transfer (scheduled): Common stock: 28,031,005 shares

The above number is based on the total number of outstanding shares (8,374,157 shares) of the Company as of March 31, 2023 and on the total number of outstanding shares (10,688,866shares) of Riken as of March 31, 2023. However, as both companies intend, by resolutions of meetings of their respective Boards of Directors convened by the day before the Effective Date of the Joint Share Transfer, to cancel all treasury stock held by each company (including treasury shares acquired by the companies on the occasion of the Joint Share Transfer through share purchase requests made pursuant to the provisions of Article 806, Paragraph 1 of the Companies Act) immediately prior to the Effective Date (hereinafter the “Base Time”), 583,728 shares of common stock that are treasury shares held by the Company as of March 31, 2023 and 646,482 shares of common stock that are treasury shares held by Riken as of March 31, 2023 are excluded from the scope of the granting of new shares in the above calculation.

The actual number of treasury shares that will be retired by the Base Time is currently undetermined, and the number of new shares to be granted by the Joint Holding Company is subject to change in the future.

(Note 3) Handling of shares of less than one unit

Shares of the Joint Holding Company that will be allotted to shareholders of the Company and Riken as a result of the Joint Share Transfer are scheduled to be listed on the Tokyo Stock Exchange via application. If said application is approved, trading of shares of the Joint Holding Company on the Tokyo Stock Exchange will be possible. Accordingly, the companies intend for shares of the Joint Holding Company to offer continued liquidity to shareholders of the Company or Riken who hold [99] or more shares of stock of the Company or [50] or more shares of stock of Riken and who receive allotment of 100 or more shares, i.e., one unit of shares, of the Joint Holding Company through the Joint Share Transfer.

While shareholders of the Company and Riken who receive an allotment of less than 100 shares of stock of the Joint Holding Company will not be able to sell said allotted shares on the Tokyo Stock Exchange or on other financial instruments exchanges, it will be possible to request the purchase of such odd-lot shares to the Joint Holding Company. Pursuant to provisions scheduled to be stipulated in the Articles of Incorporation of the Joint Holding Company, the ability to purchase additional shares from the Joint Holding Company that, in combination with the number of odd-lot shares held, constitute one unit of shares is also planned.

(b)	Calculation base for details of allotments related to the Joint Share Transfer
(i)	Grounds and reasons for the details of the allotment

In order to ensure the fairness and validity of the Share Transfer Ratio calculated as described in “3. (1) (a) Details of the allotment pertaining to the Joint Share Transfer (Share Transfer Ratio)” above, the Company has selected Nomura Securities Co., Ltd. (hereinafter “Nomura Securities”) and Riken has selected IR Japan, Inc. (hereinafter “IR Japan”) to serve as financial advisors and third-party calculation institutions independent from either company.

Based on advice and on results of calculations of Share Transfer Ratio submitted by the third-party calculation institution Nomura Securities noted in “i. Acquisition of calculation reports from independent third-party calculation institutions” in “3. (1) (b) (iv) Measures to ensure fairness” below, based on legal advice from Marunouchi Sogo Law Office noted in “ii. Advice from an independent law firm” in “3. (1) (b) (iv) Measures to ensure fairness” below, and based on the findings of due diligence concerning Riken conducted by the Company and its advisors, and as a result of careful discussion and consideration taking into account the financial conditions, performance trends, stock price movements, etc. of both companies, the Company has arrived at the conclusion that the Share Transfer Ratio noted in “3 (1) (a) Details of the allotment pertaining to the Joint Share Transfer (Share Transfer Ratio)” above is valid and the Joint Share Transfer is in the interest of the Company’s shareholders.

Based on advice and on results of calculations of Share Transfer Ratio submitted by the third-party calculation institution IR Japan noted in “i. Acquisition of calculation reports from independent third-party calculation institutions” in “3. (1) (b) (iv) Measures to ensure fairness” below, based on legal advice from City Yuwa Partners noted in “ii. Advice from an independent law firm” in “3. (1) (b) (iv) Measures to ensure fairness” below, and based on the findings of due diligence concerning the Company conducted by Riken and its advisors, and as a result of careful discussion and consideration taking into account the financial conditions, performance trends, stock price movements, etc. of both companies, Riken has arrived at the conclusion that the Share Transfer Ratio noted in “3. (1) (a) Details of the allotment pertaining to the Joint Share Transfer (Share Transfer Ratio)” above is valid and the Joint Share Transfer is in the interest of Riken shareholders.

In this way, with reference to calculations and analyses by these third-party calculation institutions and the advice of legal advisors, and based on the findings of due diligence conducted by each of the companies on the other party, and furthermore as a result of repeated negotiations and discussions between the two companies comprehensively taking into account factors including financial status, share price movements, and the future outlook for both companies, the conclusion was ultimately reached that the Share Transfer Ratio described in “3. (1) (a) Details of the allotment pertaining to the Joint Share Transfer (Share Transfer Ratio)” above is valid and the Joint Share Transfer is in the interests of the shareholders of both companies. Having resolved to conclude a consolidation agreement at meetings of the Boards of Directors of both companies convened on May 23, 2023, the companies entered into such consolidation agreement and jointly created the Joint Share Transfer Plan.

(ii)	Matters related to calculations
(a)	Names of the calculation institutions and their relationships with both companies

Neither Nomura Securities, the financial advisor (third-party calculation institution) of the Company, nor IR Japan, the financial advisor (third-party calculation institution) of Riken, are related parties of the Company or Riken. Neither has any material special interests that require disclosure in regard to the Joint Share Transfer.

(b)	Matters related to calculations

Nomura Securities calculated the Share Transfer Ratio in accordance with the market share price averaging method, given that shares of both the Company and Riken are listed on the Tokyo Stock Exchange Prime Market and a market share price exists for each.

Nomura Securities also performed calculations using the comparable multiple valuation method due to the facts that multiple listed companies exist that are comparable to the Company and Riken and that analogizing stock prices through comparable company valuation is possible, and further performed calculations using the discounted cash flow method (hereinafter “DCF method”) in order to reflect the state of future business activities in the evaluation.

The results of calculations based on each method are as stated below. The calculation ranges of the Share Transfer Ratio below are the calculation ranges for the number of common shares of the Joint Holding Company to be allotted per common share of the Company, in the event that two (2) common shares of the Joint Holding Company is allotted per common share of Riken.

Methods used	Calculation range of the Share Transfer Ratio
Market share price averaging method	0.97～1.09
Comparable multiple valuation method	0.94～1.44
DCF method	0.92～1.30

With regard to the market share price averaging method, setting July 26, 2022, the business day prior to July 27, 2022 (the date on which conclusion of the Memorandum of Understanding was announced), as calculation reference date (i), calculation was performed of the closing stock price on calculation reference date (i), the average closing stock price for the five-day period from July 20, 2022 to calculation reference date (i), the average closing stock price for the one-month period from June 27, 2022 to calculation reference date (i), the average closing stock price for the three-month period from April 27, 2022 to calculation reference date (i), as well as the average closing stock price for the six-month period from January 27, 2022 to calculation reference date (i); and, setting May 22, 2023 as calculation reference date (ii), calculation was performed of the closing price on calculation reference date (ii), the average closing stock price for the five-day period from May 16, 2023 to calculation reference date (ii), the average closing stock price for the one-month period from April 24, 2023 to calculation reference date (ii), the average closing stock price for the three-month period from February 24, 2023 to calculation reference date (ii), as well as the average closing stock price for the six-month period from November 24, 2022 to calculation reference date (ii).

In calculating the above Share Transfer Ratio, Nomura Securities used information provided by both companies, publicly available information, etc., doing so under the assumption that all of the materials, information, etc. are accurate and complete and without conducting independent verification of the accuracy or completeness of these. With regard to the assets and liabilities of the two companies and their affiliates (including financial derivatives, off-the-book assets and liabilities, and other contingent liabilities), independent valuation, appraisal, or assessment was not performed, including analysis and valuation of individual assets and liabilities, and appraisal and assessment by a third party was not requested. Nomura Securities’ calculation of the Share Transfer Ratio incorporates information and economic conditions up to the date of May 22, 2023. Financial projections and other forward-looking information concerning the Company was rationally prepared on the basis of best-effort and good-faith forecasts and judgments currently available to the management of the Company. Financial projections and other forward-looking information concerning Riken was rationally examined and confirmed on the basis of best-effort and good-faith forecasts and judgments currently available to the management of Riken. IR Japan’s calculation of the Share Transfer Ratio assumes that the financial status of the Company and of Riken will change in line with these forecasts.

The business plans of the Company and Riken, used by Nomura Securities as premises for calculation under the DCF method, do not incorporate synergies resulting from the Consolidation. The business plan of the Company for the period from the fiscal year ending March 31, 2024 to the fiscal year ending March 31, 2026, used by Nomura Securities as premises for calculation under the DCF method, include fiscal years in which significant increase in profit are anticipated. Specifically, in the fiscal year ending March 2024, a significant year-on-year increase in profit is expected as the company’s efforts to pass though procurement costs to sales prices contribute to earnings.

Furthermore, the business plan of Riken from the fiscal year ending March 31, 2024 to the fiscal year ending March 31, 2026, used by Nomura Securities as premises for calculation under the DCF method, includes a business year in which a significant increase in profit is anticipated. Specifically, in the fiscal year ending March 31, 2025, Riken is expected to achieve a significant year-on-year increase in profit mainly attributable to passing through of increases in procurement costs, such as raw material costs, energy prices, and outsourcing costs, to sales prices, and corporate efforts such as rationalization activities.

IR Japan calculated the Share Transfer Ratio in accordance with the market share price averaging method, given that shares of both companies are listed on the Tokyo Stock Exchange Prime Market and a market share price exists for each. IR Japan also conducted calculations using the comparable multiple valuation method due to the facts that multiple listed companies exist that are comparable to NPR and Riken and that analogizing stock prices through comparable company valuation is possible, and further performed calculations using the DCF method in order to reflect the state of future business activities in the evaluation.

The results of calculations based on each method are as stated below. The calculation ranges of the Share Transfer Ratio below are the calculation ranges for the number of common shares of the Joint Holding Company to be allotted per common share of Riken, in the event that two (2) common shares of the Joint Holding Company is allotted per common share of the Company.

Methods used	Calculation range of the Share Transfer Ratio
Market share price averaging method	0.97～1.09
Comparable multiple valuation method	0.95～1.26
DCF method	0.65～1.42

With regard to the market share price averaging method, setting July 26, 2022, the business day prior to July 27, 2022 (the date on which conclusion of the Memorandum of Understanding was announced), as calculation reference date (i), calculation was performed of the closing stock price on calculation reference date (i), the average closing stock price for the one-month period from June 27, 2022 to calculation reference date (i), the average closing stock price for the three-month period from April 27, 2022 to calculation reference date (i), as well as the average closing stock price for the six-month period from January 27, 2022 to calculation reference date (i); and, setting May 22, 2023 as calculation reference date (ii), calculation was performed of the closing price on calculation reference date (ii), the average closing stock price for the one-month period from April 24, 2023 to calculation reference date (ii), the average closing stock price for the three-month period from February 24, 2023 to calculation reference date (ii), as well as the average closing stock price for the six-month period from November 24, 2022 to calculation reference date (ii).

In calculating the above Share Transfer Ratio, IR Japan used information provided by both companies, publicly available information, etc., doing so under the assumption that all of the materials, information, etc. are accurate and complete and without conducting independent verification of the accuracy or completeness of these. With regard to the assets and liabilities of the two companies and their affiliates (including financial derivatives, off-the-book assets and liabilities, and other contingent liabilities), independent valuation, appraisal, or assessment was not performed, including analysis and valuation of individual assets and liabilities, and appraisal and assessment by a third party was not requested. IR Japan’s calculation of the Share Transfer Ratio incorporates information and economic conditions up to the date of May 22, 2023. Financial projections and other forward-looking information concerning Riken was rationally prepared on the basis of best-effort and good-faith forecasts and judgments currently available to the management of Riken. Financial projections and other forward-looking information concerning the Company were rationally examined and confirmed on the basis of best-effort and good-faith forecasts and judgments currently available to the management of the Company.

IR Japan’s calculation of the Share Transfer Ratio assumes that the financial status of the Company and of Riken will change in line with these forecasts.

The business plans of the Company and Riken, used by IR Japan as premises for calculation under the DCF method, do not incorporate synergies resulting from the consolidation. The business plans of both Companies from the fiscal year ending March 31, 2024 to the fiscal year ending March 31, 2026, used by IR Japan as premises for calculation under the DCF method, includes business years in which a significant fluctuation in profit is anticipated. Specifically, in the fiscal year ending March 31, 2025, Riken is projected to achieve a significant year-on-year increase in profit mainly attributable to the passing through of increases in procurement costs, such as raw materials costs, energy prices, and outsourcing costs, to sales prices and corporate efforts such as rationalization activities. In addition, the Company expects a significant year-on-year increase in profit in the fiscal year ending March 2024, as the Company’s efforts to pass though procurement costs to sales prices contribute to earnings.

(iii)	Matters concerning application for listing of the Joint Holding Company

Both companies plan to apply for a new listing (technical listing) on the Tokyo Stock Exchange Prime Market for shares of the established Joint Holding Company. The date of listing is scheduled for October 2, 2023, the registration date for establishment of the Joint Holding Company.

Through the Joint Share Transfer, both companies will become wholly owned subsidiaries of the Joint Holding Company, and, in accordance with the listing of the Joint Holding Company, are scheduled to be delisted effective September 28, 2023. If listing of the Joint Holding Company is approved, the shareholders of both companies will be able to trade shares of the Joint Holding Company granted through the Joint Share Transfer on the Tokyo Stock Exchange.

Common stock of the Company is currently listed on the Tokyo Stock Exchange Prime Market. As the stock does not meet the criterion for market capitalization of tradable stock included among the criteria for maintaining listing in said market, on November 29, 2021 the company submitted a Plan for Meeting the Criteria for Maintenance of Listing in the New Market Segment (hereinafter the “Plan”) and has been subjected to the application of interim measures. It is assumed at present that the market capitalization of tradable stock of the Joint Holding Company scheduled to be listed will satisfy the above criteria. While the Plan is on hold pending the condition that the above technical listing application is approved by the Tokyo Stock Exchange, the company will continue striving to enhance its corporate value in accordance with the aims of the plan.

(iv)	Measures to ensure fairness

To ensure the fairness of the Share Transfer Ratio and of the Joint Share Transfer, both companies have implemented the following measures.

i.	Acquisition of calculation reports from independent third-party calculation institutions

On behalf of the shareholders of the Company, the Company has obtained a calculation report on the Share Transfer Ratio, dated May 23, 2023, from Nomura Securities, a third-party calculation institution independent from both companies. See “(ii) Matters related to calculations” in “3. (1) (b) Grounds, etc. for details of allotments related to the Share Transfer” for an overview of the calculation report.

Meanwhile, on behalf of the shareholders of Riken, Riken has obtained a calculation report on the Share Transfer Ratio, dated May 23, 2023, from IR Japan, a third-party calculation institution independent from Riken and the Company. See “(ii) Matters related to calculations” in “3. (1) (b) Grounds, etc. for details of allotments related to the Share Transfer” for an overview of the calculation report.

ii.	Advice from an independent law firm

The Company has received advice from a legal perspective from Marunouchi Sogo Law Office as its legal advisor for the Joint Share Transfer, concerning procedures for the Share Transfer and methods and processes for decision-making by the Board of Directors.

Meanwhile, NPR has received advice from a legal perspective from City-Yuwa Partners as its legal advisor for the Joint Share Transfer, concerning procedures for the Share Transfer and methods and processes for decision-making by the Board of Directors.

Both Marunouchi Sogo Law Office and City-Yuwa Partners are independent from both companies and have no material interests of note with both companies.

(v)	Measures to avoid conflicts of interest

As no particular conflicts of interest exists between both companies in connection with the Joint Share Transfer, no special measures have been taken.

(2)	Matters regarding the amounts of capital and capital reserve of the Joint Holding Company

The Company and Riken have determined the amounts of capital and capital reserve of the Joint Holding Company upon the establishment of the Joint Holding Company by the Joint Share Transfer as follows.

(i)	Amount of capital 5,000,000,000 yen
(ii)	Amount of capital reserve 1,250,000,000 yen
(iii)	Amount of legal reserve 0 yen

These amounts of capital and reserves have been determined within the range stipulated in Article 52 of the Regulations on Corporate Accounting after comprehensively considering and examining the size and other circumstances of the Joint Holding Company and upon consultation between the Company and Riken.

4.	Matters concerning the reasonableness of provisions related to matters provided under Article 773, Paragraph 1, Items 9 and 10 of the Companies Act

Upon the Joint Share Transfer, the Joint Holding Company will deliver stock acquisition rights listed in Column 2 of the table below that is equal to the total number of stock acquisition rights subject to allotment (hereinafter referred to as the “stock acquisition rights issued by the Joint Holding Company”) in lieu of stock acquisition rights subject to allotment to the holders of each stock acquisition right listed in Column 1 of the table below that has been issued by the Company and Riken (hereinafter referred to as the “stock acquisition rights subject to allotment”) as of the Base Time. The Joint Holding Company will allot one (1) stock acquisition right issued by the Joint Holding Company for one (1) stock acquisition right subject to allotment held by holders of stock acquisition rights subject to allotment as of the Base Time.

The Company determined that, on the premise of the Share Transfer Ratio of the Joint Share Transfer, handling of these matters is appropriate as the Joint Holding Company will deliver stock acquisition rights issued by the Joint Holding Company that are substantially the same in nature and number as the stock acquisition rights subject to allotment.

Riken

	Column 1		Column 2
	Name	Contents	Name	Contents
①	Riken Corporation Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 2 1-①	NPR-RIKEN CORPORATION 1st Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-①
②	Riken Corporation Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 2 1-②	NPR-RIKEN CORPORATION 2nd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-②
③	Riken Corporation Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 2 1-③	NPR-RIKEN CORPORATION 3rd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-③
④	Riken Corporation Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 2 1-④	NPR-RIKEN CORPORATION 4th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-④

The Company

	Column 1		Column 2
	Name	Contents	Name	Contents
①	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2008 (Stock Compensation-type Stock Options)	Attachment 3 1-①	NPR-RIKEN CORPORATION 5th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-①
②	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2013 (Stock Compensation-type Stock Options)	Attachment 3 1-②	NPR-RIKEN CORPORATION 6th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-②
③	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 3 1-③	NPR-RIKEN CORPORATION 7th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-③
④	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 3 1-④	NPR-RIKEN CORPORATION 8th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-④
⑤	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 3 1-⑤	NPR-RIKEN CORPORATION 9th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑤

	Column 1		Column 2
	Name	Contents	Name	Contents
⑥	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 3 1-⑥	NPR-RIKEN CORPORATION 10th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑥
⑦	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2018 (Stock Compensation-type Stock Options)	Attachment 3 1-⑦	NPR-RIKEN CORPORATION 11th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑦
⑧	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2019 (Stock Compensation-type Stock Options)	Attachment 3 1-⑧	NPR-RIKEN CORPORATION 12th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑧

5.	Matters related to Riken

(1)	Details of financial statements of Riken’s final fiscal year (Fiscal year ended March 31, 2023)

Details of Riken’s financial statements for fiscal year ended March 31, 2023 are excluded from this document in accordance with the provisions of laws and regulations and Article 15 of the Company’s Article of Incorporation. Such details are posted on the Company’s website and the TSE website.

<The Company’s website>

https://www.npr.co.jp/english/ir/ir0206.html#pagetitle01

(2)	Details of events materially affecting the status of corporate property that occurred after the last day of the final fiscal year

(Business combination through acquisition)

The Company acquired 76.56% of the shares in JFE Pipe Fitting Mfg. Co., Ltd. from JFE Steel Corporation on May 9, turning it into a subsidiary. The names of the company was changed that same day to NIPPON PIPE FITTING Corporation (hereinafter referred to as “Nippon-PF”).

(a)	Overview of the business combination
(i)	Name and description of business of the acquired company

Name of the acquired company:	JFE Pipe Fitting Mfg. Co., Ltd.
Description of business:	Manufacture and sale of fittings for gas, water and other piping, and parts for architectural and industrial machines; and processing of prefabricated pipes
(ii)	Primary reasons for the business combination

In recent year, the automobile industry has faced what is referred to as a once a hundred year major revolution and the market awareness surrounding engine components, a mainstay business of the Company, has become severe. As put forward in our mid-term strategic plan “PLAN2022,” the Company is planning to expand Non-ICE (Internal-combustion engine) business as a next generation new business, and has considered the aggressive use of M&A to expand the portfolio in business domains with which the Company has a high affinity.

Nippon-PF manufactures and sells a broad range of pipe fittings and has solid relationships through transactions with many customers over a long period of time due to its high quality product capabilities, and is positioned a leading player within the industry.

Nippon-PF has a firm presence in the gas pipe fittings domain and we are aware that its mainstay products are adequately separated from those of the Company.

This acquisition of shares is expected to create wide-ranging synergies to enable both companies to fulfill their responsibilities to manufacture and supply pipe fittings that play an important role in supporting critical infrastructure in a timely and appropriate manner. Furthermore, in addition to major improvements in productivity and being able to establish sustainable systems that can supply high quality products, we decided to acquire the shares in the belief that this will enable us to accelerate initiatives to address climate change issues towards the Group’s carbon neutral target.

The Company aims to achieve sustained growth and improved corporate value through medium to long-term management stability by continuing to provide customers with high quality products by welcoming Nippon-PF to the Group and utilizing the strengths of both companies.

(iii)	Date of business combination

May 9, 2023 (deemed acquisition date: April 1, 2023)

(iv)	Legal form of the business combination

Share acquisition in consideration of cash

(v)	Company name after business combination

NIPPON PIPE FITTING Corporation

(vi)	Ratio of voting rights to acquire

76.56%

(vii)	Main grounds for determining the acquiring company

The Company acquired the shares for cash as consideration.

(b)	Acquisition cost of acquired company and the breakdown by consideration type

Not disclosed due to arrangements with the counterparty to this acquisition of shares.

The acquisition cost of the shares is determined based on the share value reasonably calculated by a third-party.

(c)	Content and amount of major acquisition-related costs

The major acquisition-related costs are advisory fees, which are not yet determined.

(d)	Amount of goodwill, reason for recognition, amortization method and amortization period

Not yet determined.

(e)	Assets acquired and liabilities assumed on the date of business combination and the main breakdown

Not yet determined.

(Large amount of borrowings)

In accordance with a resolution at the Board of Directors meeting held on March 22, 2023, the Company undertook borrowings on April 28, 2023, mainly to provide the funds required to acquire the shares of NIPPON PIPE FITTING Corporation (formerly, JFE Pipe Fitting Mfg. Co., Ltd.), as follows.

(i)	Lender: Mizuho Bank, Ltd.
(ii)	Amount of borrowing: 3,000 million yen
(iii)	Interest rate on borrowings: Base interest rate + spread
(iv)	Date of borrowing: April 28, 2023
(v)	Period of borrowing: Five (5) years
(vi)	Collateral: No collateral, no guarantee

6.	Details of events materially affecting the status of corporate property that occurred in the Company after the last day of the final fiscal year

Not applicable.

7.	Regulations for Enforcement of the Companies Act regarding persons who will become Directors of the Joint Holding Company (excluding Directors who are Audit and Supervisory Committee Members)

Matters stipulated in Article 74

Persons who will become Directors of the Joint Holding Company (excluding Directors who are Audit and Supervisory Committee Members) are as follows.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
1	Yasunori Maekawa (February 27, 1958)	March 1986	Joined Riken Corporation	(1) – (2) 24,900 (3) 49,800
		February 2004	General Manager of Nagoya Sales Division of Riken Corporation
		June 2010	Director, Chairman of Overseas Committee of Riken Corporation
		May 2013	Director of Riken Corporation
		June 2015	Managing Director of Riken Corporation
		May 2016	Director, Managing Executive Officer of Riken Corporation
		April 2019	Director, Senior Managing Executive Officer of Riken Corporation
		June 2019	Representative Director, Senior Managing Executive Officer of Riken Corporation
		April 2020	Representative Director, President (COO) of Riken Corporation
		April 2022	Representative Director, President (CEO & COO) of Riken Corporation
		December 2022	Representative Director, President (CEO, COO, CIO & CISO) of Riken Corporation (present position)
(Reasons for nomination as candidate for Director)

Yasunori Maekawa has contributed to the sustained growth of the Riken Group and to increasing its medium-to long-term growth by directing management and working on global business expansion and management issues following long years of service in leading overseas sales, domestic sales and overseas business.

He has extensive knowledge and experience in overall management, so he is considered to be qualified to make decisions on important matters and supervise business execution and the Company nominates him as a candidate for Director of the newly established Joint Holding Company.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
2	Teruo Takahashi (February 10, 1959)	April 1981	Joined Nippon Piston Ring Co., Ltd.	(1) 15,300 (2)– (3) 15,606
		April 2005	General Manager, Product Engineering Department II of Nippon Piston Ring Co., Ltd.
		June 2006	Executive Officer and General Manager, Product Engineering Department II, Development Division of Nippon Piston Ring Co., Ltd.
		June 2009	Director and General Manager, Product Engineering Department II, in charge of Research and Development Department of Nippon Piston Ring Co., Ltd.
		June 2016	Managing Director, in charge of Research and Development Department of Nippon Piston Ring Co., Ltd.
		June 2020	Representative Director and President, in charge of Internal Auditors Office of Nippon Piston Ring Co., Ltd. (present position)
(Reasons for nomination as candidate for Director)
Teruo Takahashi has led corporate management and contributed to the Nippon Piston Ring Group’s sustainable growth and medium to long term corporate value enhancement through various business developments. We nominated him as a candidate for Director of the Joint Holding Company to be newly established based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
3	Kaoru Itoh (April 9, 1953)	April 1976	Joined The Industrial Bank of Japan, Limited	(1) – (2) 29,900 (3) 59,800
		April 2005	Managing Executive Officer of Mizuho Bank, Ltd.
		March 2008	President and CEO of Mizuho Research Institute Ltd.
		June 2012	Managing Director of Riken Corporation
		June 2013	Senior Managing Director, Chairman of the Corporate Strategy Committee of Riken Corporation
		June 2015	Representative Director, President (COO) of Riken Corporation
		April 2018	Representative Director, President (CEO & COO) of Riken Corporation
		April 2020	Chairman (CEO) of Riken Corporation
		April 2022	Representative Director, Chairman of Riken Corporation (present position)
(Reasons for nomination as candidate for Director)
Kaoru Itoh has contributed to the sustained growth of the Riken Group and to increasing its medium-to long-term growth by directing management and working on global business expansion and management issues. He has extensive knowledge and experience in overall management, so he is considered to be qualified to make decisions on important matters and supervise business execution and the Company nominates him as a candidate for Director of the newly established Joint Holding Company.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
4	Yuji Sakamoto (October 22, 1957)	July 1977	Joined Nippon Piston Ring Co., Ltd.	(1) 19,780 (2) – (3) 20,175
		April 2001	General Manager, Tokyo East Sales Department of Nippon Piston Ring Co., Ltd.
		April 2004	Executive Officer and General Manager, Tokyo Sales Department, Sales Division of Nippon Piston Ring Co., Ltd.
		June 2006	Director, Deputy General Manager, Sales Division, and General Manager, Sales Planning Department, Sales Division of Nippon Piston Ring Co., Ltd.
		June 2013	Managing Director, in charge of sales departments of Nippon Piston Ring Co., Ltd.
		June 2020	Representative Director, Managing Director, in charge of sales departments of Nippon Piston Ring Co., Ltd.
		June 2021	Representative Director, Senior Managing Executive Officer, in charge of Production Control Department, Global Procurement Department and Tochigi Plant of Nippon Piston Ring Co., Ltd.
		April 2023	Representative Director, Executive Vice President, in charge of Production Control Department, Global Procurement Department and Tochigi Plant of Nippon Piston Ring Co., Ltd. (present position)
(Significant concurrent positions) Director and Chairman, NPR Singapore Pte. Ltd. Director, NPR of Europe GmbH
(Reasons for nomination as candidate for Director)
Yuji Sakamoto has extensive knowledge of all aspects of the management, and has contributed to the Nippon Piston Ring Group’s sustainable growth and enhancement of its corporate value over the medium to long term. We nominated him as a candidate for Director of the Joint Holding Company to be newly established based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
5	Hidehiro Sakaba (November 22, 1962)	April 1985	Joined Riken Corporation	(1) – (2) 9,800 (3) 19,600
		June 2011	General Manager of Corporate Planning Division of Riken Corporation
		May 2016	Executive Officer, General Manager of Corporate Planning Division of Riken Corporation
		June 2020	Executive Officer of Riken Corporation, President of Riken Mexico, S.A. DE C.V.
		April 2022	Managing Executive Officer of Riken Corporation, President of Riken Mexico, S.A. DE C.V.
		May 2022	Managing Executive Officer, General Manager of Corporate Management Head Office of Riken Corporation
		June 2022	Director, Managing Executive Officer, General Manager of Corporate Management Head Office of Riken Corporation (present position)
(Reasons for nomination as candidate for Director)
Hidehiro Sakaba has in-depth expertise in corporate planning, accounting and finance, and corporate management divisions. He has contributed to the sustained growth of the Riken Group and to increasing its medium-to long-term growth. He has extensive knowledge and experience in overall management, so the Company deems him qualified to make decisions on important matters and supervise business execution and the Company nominates him as a candidate for Director of the newly established Joint Holding Company.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
6	Masaaki Fujita (May 30, 1961)	April 1984	Joined Nippon Piston Ring Co., Ltd.	(1) 13,924 (2) – (3) 14,202
		April 2005	General Manager, Corporate Planning Department of Nippon Piston Ring Co., Ltd.
		June 2006	President of NPR of America, Inc.
		July 2012	Operating Officer of Nippon Piston Ring Co., Ltd.
President of NPR of America, Inc.
		June 2013	Director, General Manager, Corporate Planning Department in charge of Corporate Planning Department and Overseas Operation Control Department of Nippon Piston Ring Co., Ltd.
		June 2021	Director, Managing Executive Officer (present position) in charge of Corporate Planning Department and Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		September 2022	In charge of Corporate Planning Department, Accounting and Finance Department, and Related Business Department of Nippon Piston Ring Co., Ltd.
		April 2023	In charge of Corporate Administration Department, Accounting and Finance Department, and Related Business Department of Nippon Piston Ring Co., Ltd. (present position)
(Significant concurrent positions) Komisaris, PT. NT Piston Ring Indonesia Komisaris, PT. NPR Manufacturing Indonesia Director, NPR of America, Inc.
(Reasons for nomination as candidate for Director)
Masaaki Fujita holds a high level of expertise in the corporate planning department and corporate administration department, and has contributed to the Nippon Piston Ring Group’s sustainable growth and medium to long term enhancement of corporate value. We nominated him as a candidate for Director of the Joint Holding Company to be newly established based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
7	Eiji Hirano (September 15, 1950)	April 1973	Joined Bank of Japan	(1) – (2) – (3) –
		May 1999	Director-General of International Department of Bank of Japan
		June 2002	Executive Director of Bank of Japan
		June 2006	Director, Vice President of Toyota Financial Services Corporation
		May 2015	Director, Representative Statutory Executive Officer of MetLife, Inc.
		June 2015	Outside Director of Riken Corporation (present position)
		June 2016	Outside Director of NTT DATA Corporation (present position)
		September 2017	Director, Vice Chairman of MetLife, Inc. (present position)
		October 2017	Chairperson of the Board of Governors of Government Pension Investment Fund
		June 2022	Outside Director of Ichiyoshi Securities Co., Ltd. (present position)
(Significant concurrent positions) Director, Vice Chairman of MetLife, Inc. Outside Director of NTT DATA Corporation Outside Director of Ichiyoshi Securities Co., Ltd.
(Reasons for nomination as candidate for Outside Director and outline of expected role)
Eiji Hirano held a top post in the Bank of Japan, has in-depth expertise in overall corporate management such as at financial institutions as well as extensive international experience and broad insights. He has proactively provided his opinions of the overall management of the Riken Group from an objective perspective, while fulfilling his role of supervising management. The Company has nominated him as a candidate for Outside Director as we expect him to fulfill his important role of providing recommendations and advice to ensure the adequacy and appropriateness of the Board of Directors decision making also at the newly established Joint Holding Company from an independent perspective.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
8	Masako Kurosawa (July 23, 1962)	November 1991	Research Fellow, Institute for Research on Higher Education, University of Pennsylvania, Philadelphia, USA	(1) – (2) – (3) –
		September 1994	Visiting Assistant Professor, Economics Department, Barnard College, New York, USA
		April 1995	Associate Professor, Josai University, Department of Economics
		April 1998	Visiting Associate Professor, The Open University of Japan, Industry and Technology
		April 2000	Associate Professor, Meiji Gakuin University, Department of Economics
		April 2004	Professor of National Graduate Institute for Policy Studies (present position)
Director, Tokyo Foundation for Employment Services (present position)
		April 2005	Faculty Fellow, Research Institute of Economy, Trade and Industry
		April 2012	Member of the Managing Council, Japan Organization for Employment of the Elderly, Persons with Disabilities and Job Seekers (present position)
		September 2015	Visiting Fellow, Columbia Business School, Centre on Japanese Economy and Business
		February 2020	Chair of the Committee Investigation the Integration of the National Trades Skill Test, Skill Assessment Office, Human Resources Development Division, Ministry of Health, Labour and Welfare (present position)
		April 2021	Director and Vice President, National Graduate Institute for Policy Studies (present position)
		April 2022	Standing Member of Productivity Committee, Japan Productivity Center (present position)
		April 2023	Member of Employment Security Committee, Labour Policy Council, Employment Security Bureau, Ministry of Health, Labor and Welfare (present position)
(Significant concurrent positions) Director, Vice President and Professor, National Graduate Institute for Policy Studies
(Reasons for nomination as candidate for Outside Director and outline of expected role)
Masako Kurosawa has no past experience in management of a company, but she has a high level of expertise in labor economics as an academic. For this reason the Company has nominated her as a candidate for Outside Director as we expect her to fulfill her important role of providing recommendations and advice to ensure the adequacy and appropriateness of the Board of Directors decision making also at the newly established Joint Holding Company.

(Notes)

1	The class and number of shares of the Company and Riken held by each candidate are based on the shareholding status as of March 31, 2023, and the class and number of shares of the Joint Holding Company to be allotted are based on the said shareholding status, taking into account the Share Transfer Ratio. Therefore, the actual number of shares of the Joint Holding Company to be allotted may vary depending on the number of shares held immediately prior to the date of the establishment of the Joint Holding Company.
2	There are no special interests between each candidate and the Company and Riken, nor are they expected to have any special interests with respect to the Joint Holding Company.
3	Eiji Hirano and Masako Kurosawa are candidates for Outside Directors.
4	If Eiji Hirano and Masako Kurosawa are elected as Outside Directors, the Joint Holding Company plans to register them as independent directors without any risk of conflict of interest with general shareholders with the Tokyo Stock Exchange.
5	If each of the candidates for Outside Directors assumes the office, the Joint Holding Company will enter into an agreement with each of them limiting his/her liability for damages to the Joint Holding Company to the extent stipulated in legislation under Article 423, Paragraph 1 of the Companies Act.
6	If each of the candidates for Directors assumes the office, the Joint Holding Company will enter into a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3, Paragraph 1 of the Companies Act with an insurance company, under which legal damages or legal costs, etc. that shall be borne by the insured will be covered, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured.

8.       Matters stipulated in Article 74-3 of the Regulations for Enforcement of the Companies Act regarding persons who will become Directors who are Audit and Supervisory Committee Members of the Joint Holding Company

Persons who will become Directors who are Audit and Supervisory Committee Members are as follows.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
1	Kouei Watanabe (November 19, 1958)	April 1976	Joined Riken Corporation	(1) – (2) 12,200 (3) 24,400
		October 2014	General Manager of Quality Assurance Division of Riken Corporation
		April 2017	Executive Officer, General Manager of Piston Ring Division # 2 of Riken Corporation
		April 2020	Managing Executive Officer, General Manager of the Technology Management Division of Riken Corporation
		April 2021	Managing Executive Officer, General Manager of Technology Management Head Office of Riken Corporation
		June 2021	Director, Managing Executive Officer, Chief Technical Officer (CTO) of Riken Corporation
		April 2023	Director of Riken Corporation (present position)
(Reasons for nomination as candidate for Director who is Audit and Supervisory Committee Member)
Kouei Watanabe has in-depth expertise mainly in technology fields and has contributed to increase the corporate value of the Riken Group. For this reason, the Company deems him qualified to audit the business execution of Directors from an objective and fair perspective and to audit the newly established Joint Holding Company, so the Company has nominated him as a candidate for Director who is an Audit and Supervisory Committee Member.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
2	Hiroto Koeba (April 4, 1965)	April 1988	Joined Nippon Piston Ring Co., Ltd.	(1) 1,882 (2) – (3) 1,919
		April 2012	General Manager, Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		July 2016	Executive Officer, General Manager, Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		July 2018	Executive Officer, Assistant to Officer Responsible for Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		June 2020	Audit & Supervisory Board Member of Nippon Piston Ring Co., Ltd.
		June 2021	Directors who is Audit & Supervisory Committee Member of Nippon Piston Ring Co., Ltd. (present position)

(Significant concurrent positions)

Audit & Supervisory Board Member of NPR IWATE CO., Ltd.

Audit & Supervisory Board Member of NPR Fukushima Works Co., Ltd.

Audit & Supervisory Board Member of NORMECA ASIA CO., LTD.

(Reasons for nomination as candidate for Director who is Audit and Supervisory Committee Member)
Hiroto Koeba has in-depth expertise mainly in the accounting field and has contributed to auditing the business execution of Directors from an objective and fair perspective and ensuring the soundness of management. For these reasons, the Company deems him qualified to audit the newly established Joint Holding Company and has nominated him as a candidate for Director who is an Audit and Supervisory Committee Member.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company	(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
3	Osamu Honda (March 4, 1958)	April 1981	Joined The Industrial Bank of Japan, Limited	(1) – (2) – (3) –
		April 2009	Executive Officer, General Manager, Corporate Planning Group HR Division of Mizuho Securities Co., Ltd.
		June 2011	Vice President and Director of Japan Securities Agents, Ltd.
		June 2012	Director of Japan Information Processing Service Co., Ltd.
		June 2015	Director, Senior Managing Executive Officer of Securities Japan, Inc.
		June 2017	Representative Director and Senior Managing Director of Nitchitsu Co., Ltd.
		June 2019	Representative Director and Vice President of Nitchitsu Co., Ltd.
		June 2021	Outside Auditor of Kurimoto Ltd. (present position)
		June 2021	Outside Directors who is Audit and Supervisory Committee Member of Riken Corporation (present position)
(Significant concurrent positions) Outside Auditor of Kurimoto Ltd.
(Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role)
Osamu Honda has in-depth expertise, extensive experience and broad insights on corporate management overall such as financial institutions, as well as management experience at other companies. He has contributed to auditing the business execution of Directors from an objective and fair perspective and ensuring the soundness of management. For these reasons, the Company expects he will adequately supervise management and audit the execution of duties at the newly established Joint Holding Company as well, so the Company has nominated him as a candidate for Outside Director who is an Audit and Supervisory Committee Member.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
4	Hiroki Kimura (January 19, 1962)	April 1984	Joined Asahi Mutual Life Insurance Company	(1) – (2) – (3) –
		April 2012	Executive Officer, Head of Finance and Real Estate Division, Asset Management Administration Division, Asahi Mutual Life Insurance Company
		July 2013	Director, Executive Officer and Head of Asset Management Administration Division, Asahi Mutual Life Insurance Company
		June 2014	Outside Auditor, Kanto Denka Kogyo Co., Ltd.
		April 2015	Director, Managing Executive Officer in charge of Asset Management Planning Department and Securities Management Department, Asahi Mutual Life Insurance Company
		April 2016	Director, Managing Executive Officer in charge of Corporate Planning Department and Finance Department, Asahi Mutual Life Insurance Company
		June 2016	Audit & Supervisory Board Member (Outside) of Nippon Piston Ring Co., Ltd.
		April 2017	President and Representative Director, Asahi Mutual Life Insurance Company (present position)
		March 2019	Audit & Supervisory Board Member (Outside), The Yokohama Rubber Co., Ltd.
		June 2020	Audit & Supervisory Board Member (External), Zeon Corporation (present position)
		June 2021	Outside Director who is Audit & Supervisory Committee Member of Nippon Piston Ring Co., Ltd. (present position)
		March 2023	Member of the Board, Member of the Audit & Supervisory Committee (Outside) of The Yokohama Rubber Co., Ltd. (present position)

[Significant concurrent positions]

President and Representative Director, Asahi Mutual Life Insurance Company

Member of the Board, Member of the Audit & Supervisory Committee (Outside) of The Yokohama Rubber Co., Ltd.

Audit & Supervisory Board Member (External), Zeon Corporation

(Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role)
Hiroki Kimura has extensive experience and broad insights on overall management in the life insurance industry. He has contributed to auditing the business execution of Directors from an objective and fair perspective and ensuring the soundness of management. For these reasons, the Company expects he will adequately supervise management and audit the execution of duties at the newly established Joint Holding Company as well, so the Company has nominated him as a candidate for Outside Director who is an Audit and Supervisory Committee Member.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of Riken’s shares owned
(3) Number of the Joint Holding Company’s shares allotted
5	Tatsuya Sakuma (October 2, 1956)	April 1983	Public Prosecutor of Tokyo, Naha and Niigata District Public Prosecutors Offices, of Criminal Affairs Bureau of the Ministry of Justice, and as First Secretary of Embassy of Japan in the United States of America	(1) – (2) – (3) –
		September 1999	Chief of Investigations, Human Rights Bureau of the Ministry of Justice
		January 2003	Chief of Public Security Division, Criminal Affairs Bureau of the Ministry of Justice
		June 2004	Chief of Criminal Affairs Division, Criminal Affairs Bureau of the Ministry of Justice
		December 2005	Deputy Head of special investigation task force of the Tokyo District Public Prosecutors Office
		January 2007	Head of General Affairs Department of the Tokyo District Public Prosecutors Office
		July 2008	Head of special investigation task force of the Tokyo District Public Prosecutors Office
		July 2010	Chief Public Prosecutor of Otsu, Maebashi and Chiba District Public Prosecutors Offices, Director of United Nations Asia and Far East Institute, and Director-General of the Research and Training Institute of the Minister of Justice
		January 2019	Retired from the position
		March 2019	Outside Director of bitFlyer, Inc.
		June 2019	Outside Director of AEON Financial Service Co., Ltd. (present position)
		November 2019	Registered as an attorney-at-law
Attorney-at-law of a law firm ‘Aoyama TS’ (present position)
		March 2022	External Director of PowerX, Inc. (present position)
(Significant concurrent positions) Outside Director of AEON Financial Service Co., Ltd. External Director of PowerX, Inc. Attorney-at-law of a law firm ‘Aoyama TS’
(Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role)
Tatsuya Sakuma has no past experience in management of a company other than as an outside officer, but he has extensive experience and broad insights in legal circles, as well as experience as an outside director at other companies. For these reasons, the Company expects he will adequately supervise management and audit the execution of duties at the newly established Joint Holding Company as well, so the Company has nominated him as a candidate for Outside Director who is an Audit and Supervisory Committee Member.

(Notes)

1	The class and number of shares of the Company and Riken held by each candidate are based on the shareholding status as of March 31, 2023, and the class and number of shares of the Joint Holding Company to be allotted are based on the said shareholding status, taking into account the Share Transfer Ratio. Therefore, the actual number of shares of the Joint Holding Company to be allotted may vary depending on the number of shares held immediately prior to the date of the establishment of the Joint Holding Company.
2	There are no special interests between each candidate for Directors who are Audit and Supervisory Committee Members and the Company and Riken, nor are they expected to have any special interests with respect to the Joint Holding Company.
3	Osamu Honda, Hiroki Kimura and Tatsuya Sakuma are candidates for Outside Directors who are Audit and Supervisory Committee Members.
4	If Osamu Honda, Hiroki Kimura and Tatsuya Sakuma are elected as Outside Directors who are Audit and Supervisory Committee Members, the Joint Holding Company plans to register them as independent directors without any risk of conflict of interest with general shareholders with the Tokyo Stock Exchange.
5	If each of the candidates for Directors who are Audit and Supervisory Committee Members assumes the office, the Joint Holding Company will enter into an agreement with each of them limiting his/her liability for damages to the Joint Holding Company to the extent stipulated in legislation under Article 423, Paragraph 1 of the Companies Act.
6	If each of the candidates for Directors who are Audit and Supervisory Committee Members assumes the office, the Joint Holding Company will enter into a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3, Paragraph 1 of the Companies Act with an insurance company, under which legal damages or legal costs, etc. that shall be borne by the insured will be covered, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured.

9.       Matters stipulated in Article 77 of the Regulations for Enforcement of the Companies Act regarding an entity that will become the accounting auditor of the Joint Holding Company

The entity which will become the accounting auditor of the Joint Holding Company is as follows.

(As of February 28, 2023)
Name	Deloitte Touche Tohmatsu LLC
Location of the principal office	Marunouchi Nijubashi Building 2-3, Marunouchi 3-chome, Chiyoda-ku, Tokyo
History	May 1968	Establishment of Tohmatsu Awoki & Co.
	May 1975	Joined Touche Ross International (currently Deloitte Touche Tohmatsu Limited) alliance
	February 1990	Name changed to Tohmatsu & Co.
	July 2009	Transitioned to a limited liability company and changed name to Deloitte Touche Tohmatsu LLC
Number of audit clients	3,244 companies (As of May 31, 2022)
Paid-in capital	1,138 million yen
Partners and staff	Partners (Certified Public Accountants):	486 persons
	Specified partners:	59 persons
Staff
	Certified Public Accountants:	2,586 persons
Successful applicants of the CPA examination, etc.
	(including junior Certified Public Accountants):	1,176 persons
	Other professional staff:	3,142 persons
	Administrative staff:	85 persons
	Total:	7,534 persons

(Note)	Deloitte Touche Tohmatsu LLC was selected as a candidate for the accounting auditor because the said auditing firm has the expertise, independence and internal control systems, etc., required of the accounting auditor of the Joint Holding Company and therefore was determined as qualified.